As filed with the Securities and Exchange Commission on January ____, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SHE Beverage Company, Inc.

(Exact name of registrant as specified in its charter)

California	2086	47-1803329
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

42601 8th Street West Suite 108

Lancaster CA 93534

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

42601 8th Street West Suite 108

Lancaster CA 93534

855-774-3238

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elaine A. Dowling, Esq.

EAD Law Group, LLC

8275 S. Eastern Ave. Suite 200

Las Vegas, NV 89123

702-724-2636

ead@eadlawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check all that apply):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)(4)

Common Shares for sale by Our Company	10,000,000	$15.00	$150,000,000.00	$18,360.00

Selling Shareholders– Common Stock	6,835,967	$15.00	$102,539,505.00	$13,309.62

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(4) Previously Paid.

The registrant hereby may amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $15.00 per share. It is possible that the Company’s shares may never be quoted on the NASDAQ Capital Markets or listed on an exchange.

SUBJECT TO COMPLETION, DATED January 10, 2020.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SHE BEVERAGE COMPANY, INC.

16,835,967 Shares of Common Stock

This prospectus will also allow us to issue a minimum of 100,000 and up to 10,000,000 common shares and selling shareholders to sell 6,835,967 common shares (“Shares” or “Securities”) in our initial public offering terminating the earlier of 180 days on July 14, 2020 or once the maximum offering has been met. The proceeds from the sale of the shares by the Company will be available for use by the Company. The selling shareholders’ sale of shares of common stock will result in proceeds which will not be available for use by the Company. The securities being registered in this offering may be illiquid because they are not listed on any exchange or quoted on the NASDAQ and no market for these securities may develop. The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $15.00 per share. The Company’s shares may never be quoted on the NASDAQ or listed on an exchange.

	Offering Price per Share	Gross Proceeds to Our Company	Net Proceeds to Our Company(1)	Net Proceeds to Selling Shareholders(2)

Per Share (Initial Public Offering)	15.00	15.00	13.50	0.00
Minimum (IPO)	15.00	1,500,000.00	1,350,000.00	0
Maximum (IPO)	15.00	150,000,000.00	135,000,000.00	0

Per Share (Selling Shareholders)	15.00	0.00	0.00	$102,539,505.00

Total	$15.00	$150,000,000.00	$135,000,000	$102,539,505.00

(1) Offering expenses may include printing, marketing, shipping and blue sky or broker related costs estimated at $1.50 per share.

(2) This calculation is based on all selling shareholders selling their shares at $15.00 per share. Selling shareholders are under no obligation to sell at the $15.00 per share price.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

This offering is a best efforts self-underwritten offering where the officers and directors will be selling the securities and relying on the safe harbor provisions under Rule 3a-1 of the Exchange Act of 1934.

We are not a blank check company.

This offering will terminate upon reaching the maximum proceeds or the termination date, and the funds will be held in a separate account by the Company, but it is not a formal escrow or trust account therefor such funds may be available to creditors of the Company.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 7 before purchasing our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2020.

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Unless otherwise specified, the information in this prospectus is set forth as of January 10, 2020, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. This prospectus contains forward-looking statements and information relating to SHE Beverage Company, Inc. (“the Company” or “SHE”). See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

The Company was incorporated in the state of California in January 6, 2015.

Business Strategy

SHE Beverage Company, Inc. produces beverages focusing on the female customer. The Company understands that women wield substantial purchasing power. According to current research conducted by Business Insider on women’s purchasing power, women are taking the reins with their own finances and holding 60% of the U.S. personal wealth and 51% of all U.S stocks. They make 85% of all consumer purchasing decisions and account for $7 trillion in consumer and business spending.

SHE Beverage Company, Inc.’s strategy is to continue to create products for the whole family: men, women and children. The Company anticipates that its product demand and support will be primarily from women consumers.

Our executive offices are located at 42601 8th Street West Suite 108, Lancaster, CA 93534.

Our telephone number is 855-774-3238.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the Company has stabilized. SHE Beverage Company, Inc. believes that with its current agreements for further distribution, and with the financial resources the Company intends to raise through its registered offering, it can further its manufacturing marketing and sales on a national and international level. The Company will move from emerging growth status when it meets the SEC requirements of and until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer,’ as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the Company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

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The Offering

This prospectus covers a minimum of 100,000 and up to 10,000,000 common shares to be sold by the Company at a price of $15.00 per share in a direct public offering and 6,835,967 shares held by selling shareholders to be sold at $15.00 per share.

ABOUT THIS OFFERING

Securities Being Offered	Up to 10,000,000 shares of SHE Beverage Company, Inc. to be sold by the Company at a price of $15.00 per share and 6,835,967 shares of common stock of SHE Beverage Company, Inc. to be sold by selling shareholders at a price of $15.00 per share. The minimum offering is 100,000 shares

Initial Offering Price	The Company will sell a minimum of 100,000 shares up to a maximum of 10,000,000 shares at a price of $15.00 per share, and the selling shareholders will sell up to 6,835,967 shares at a price of $15.00 per share.

Terms of the Offering	The Company will offer and sell the shares of its common stock at a price of $15.00 per share in a direct offering to the public. The selling shareholders will offer and sell the shares of their common stock at a price of $15.00 per share.

Termination of the Offering	The offering will conclude when the Company has sold all of the 10,000,000 shares of common stock offered by it. The Company may, in its sole discretion, decide to terminate the registration of the shares offered by the Company.

Risk Factors	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 7.

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RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are an operational company and our success is subject to the substantial risks inherent in the establishment of any business venture.

The implementation of our business strategy is ongoing. Our business and operations should be considered to be in an early stage and subject to all of the risks inherent in the establishment of any business venture. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have suffered operating losses.

We had an accumulated deficit of ($14,021,117) as of December 31, 2018, but we do not expect to continue to incur significant set up expenses in the foreseeable future related to the completion of development and commercialization of our products.

 We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund set up and marketing. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2020 but we do not have any firm commitments for funding. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Further, if our business grows, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

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Risks Relating to Our Business

We have substantial sales and marketing experience, which should decrease the risk that our business will fail.

Our officers, who will be responsible for marketing our products to potential users, have substantial sales and marketing experience. Further, we have budgeted amounts toward sales and marketing efforts over the next 12 months, which by industry standards is a limited amount of capital with which to launch our effort. Given the marketing budget and experience of our officers, there still can be no assurance that such efforts will be successful. Further, if our initial efforts to create a market for our newer products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with marketing and sales expertise to attract customers to our website “https://shebeverages.com” which website nor its contents are not incorporated as part of this prospectus. Our future success will depend, among other factors, upon whether our newer products can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our newer products will gain wide acceptance in its targeted markets or that we will be able to effectively market our products.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our business.

If our estimates related to future expenditures are erroneous or inaccurate, it could have an adverse effect on our Company and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), marketing and development expenses, and for inventory and administrative expenses. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

We will need to achieve commercial acceptance of our newer product to generate revenues and achieve profitability.

We cannot predict when significant commercial market acceptance for our newer products will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our newer products, we may not be able to generate revenues from the commercial application of our technologies. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce new products that are accepted by customers. If we are unable to cost-effectively achieve acceptance of our newer products by customers, or if the associated products do not achieve wide market acceptance, our business will be materially and adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The product marketing services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their products than we may be able to devote to our products.

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Our Chief Financial Officer (CFO) has other time commitments that may prevent him from devoting full-time attention to our operations, which may affect our operations.

While our Chairperson of Finance (COF), Sheila Crouch, is a full-time executive, our CFO, George Mathew, dedicates the majority of his working time, but not his full working time, to our business. Our COF has focused on building a finance bench with succession in mind, with a team to compliment at IPO status. The CFO is dedicated to the proper management of the Company’s financial operations and prioritizes his responsibilities to the Company. Our other officers and directors are responsible for all our business activities, and currently devote their full working time to our operations and management. Our officers and directors, with the exception of our CFO, have no other material work obligations and time commitments.  Additionally, if our officers and directors become unable to handle the daily operations on their own, we may be required to hire additional qualified personnel to replace them in a timely manner.

Risks Relating to our Stock

The offering price of $15.00 per share is arbitrary.

The offering price of $15.00 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares, therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares but may incur offering expenses such as printing, marketing, shipping and blue sky or broker related costs (as required by certain states). The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

All proceeds from the sale of shares offered by the Company will be immediately available for use by the Company once the minimum offering amount it reached.

We have not established an escrow to hold any of the proceeds from the sale of the shares offered by the Company. As a result, all proceeds from the sale of shares offered by the Company will be available for immediate use by the Company once the minimum offering amount is reached. The proceeds of the sale may not be sufficient to implement the Company’s business strategy.

Our shares are not currently traded on any market or exchange. We will apply to have our common stock traded on NASDAQ; there is no guarantee that our shares will ever be quoted or listed on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange. We will apply to have our common stock quoted via the NASDAQ Capital Market. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. It is possible that the Company’s shares may never be quoted or listed on an exchange.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire. The Company’s shares may never be quoted or listed on an exchange.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

•	the ability of the Company to offer and sell the shares of common stock offered hereby;

•	the integration of multiple technologies and programs;

•	the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

•	changes in existing and potential relationships with collaborative partners;

•	the ability to retain certain members of management;

•	our expectations regarding general and administrative expenses;

•	our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses; and

•	other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. The Company will be required to update any forward-looking statements as required by law.

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USE OF PROCEEDS

With respect to up to 10,000,000 shares of common stock to be sold by the Company, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include one or more of the following:

•	working capital;

•	Set-up and marketing activities;

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering, however, the following table outlines management’s current anticipated use of proceeds given that the offering is being completed on a best-efforts basis and may not result in the Company receiving the entire offering amount. The offering is being conducted by the officers and directors under the safe harbor provision and is a best-efforts, self-underwritten offering. In the event that 100% of the funds are not raised, management has outlined how they perceive the funds will be allocated, at various funding levels. The offering scenarios are presented for illustrative purposes only and the actual amount of proceeds, if any, may differ. The offering expenses of any selling shareholders are not included in this table, and any such expenses that were to be incurred would be paid out of General Operating Expenses. The table is set out in the perceived order of priority of such purposes, provided however; management may reallocate such proceeds among purposes as the situation dictates. Pending such uses, we intend to place such funds in an FDIC insured bank account.

% of Shares Sold	Min	25%	50%	75%	100%
# of Shares Sold	100,000	2,500,000	5,000,000	7,500,000	10,000,000

Gross Proceeds	$1,500,000	$37,500,000	$75,000,000	$112,500,000	$150,000,000
Less: Offering Expenses*	$150,000	$3,750,000	$7,500,000	$11,250,000	$15,000,000

Net Proceeds to the Company	$1,350,000	$33,750,000	$67,500,000	$101,250,000	$135,000,000

Use of Proceeds:
Legal & Accounting	$100,000	$100,000	$100,000	$100,000	$100,000
General Operational Expenses	$40,000	$288,000	$360,000	$582,600	$1,042,600
Outsource Services	$30,183	$120,730	$430,190	$503,320	$628,320
Material-Inventory	$1,179,817	$33,241,270	$66,609,810	$100,064,080	$133,229,080

Total	$1,350,000	$33,750,000	$67,500,000	$101,250,000	$135,000,000

* Offering Expenses $1.50 per share include printing, marketing, shipping and blue sky or broker related costs.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2019:

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,260
Accounts receivable	2,479
Advances, related party	269,880
Inventory	166,160
Prepaid expenses	105,330
Total current assets	621,109

Right-of-use assets - operating leases	204,000
Right-of-use asset - financing lease	50,250
Property, plant, and equipment, net	3,102,051
Purchased intangible assets and goodwill, net	7,181,651
Deposits	82,103

TOTAL ASSETS	$11,241,164

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$2,843
Lease liability, current - operating leases	102,000
Lease liability, current - financing lease	12,403
Total current liabilities	117,246

Lease liability, less current portion - operating leases	102,000
Lease liability, less current portion - financing lease	29,321

TOTAL LIABILITIES	248,567

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DILUTION

The net tangible book value of our company as of June 30, 2019 was $3,810,946 ($0.18 per share of common stock based on 21,258,712 shares issued and outstanding). Net tangible book value per share is determined by dividing the tangible book value of the Company (total tangible assets, less total liabilities) by the number of outstanding shares of our common stock on June 30, 2019.

Our net tangible book value and our net tangible book value per share will be impacted by the 10,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $15.00 per share.

We are registering 10,000,000 new shares of common stock for sale by our company. If all shares are sold at the offering price of $15.00 per share less estimated offering expenses, our net tangible book value and per share dilution under various offering scenarios as of June 30, 2019, is illustrated in the following table:

	$150,000,000 Offering (100%)	$112,500,000 Offering (75%)	$75,000,000 Offering (50%)	$37,500,000 Offering (25%)
Number of current shares held	21,258,712	21,258,712	21,258,712	21,258,712
Number of new shares issued	10,000,000	7,500,000	5,000,000	2,500,000
Total number of new shares held	31,258,712	28,758,712	26,258,712	23,758,712

Net tangible book value before this offering	$3,810,946	$3,810,946	$3,810,946	$3,810,946
Net proceeds to the Company	135,000,000	101,250,000	67,500,000	33,750,000
Net tangible book value after this offering	$138,810,946	$105,060,946	$71,310,946	$37,560,946

Assumed public offering price per share	$15.00	$15.00	$15.00	$15.00
Net tangible book value per share before this offering	$0.179	$0.179	$0.179	$0.179
Increase attributable to new investors	$4.262	$3.474	$2.537	$1.402
Net tangible book value per share after this offering	$4.441	$3.653	$2.716	$1.581
Dilution per share to new stockholders	$10.559	$11.342	$12.284	$13.419

Control

The issuer is registering 6,835,967 shares of common stock that is collectively held by 586 shareholders. These shareholders will continue to own the majority of the issuer’s registered common stock after the offering.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

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DESCRIPTION OF BUSINESS AND PROPERTY

Company Overview

SHE Beverage Company, Inc. is a specialty beverage producer with a portfolio of subsidiary businesses that all share a focus on women’s tastes and preferences. SHE was founded in 2014 by two women entrepreneurs, Lupe Rose and Sonja Shelby, and soon added a third co-founder, Katherine Dirden. The Company continues to be led by its three co-founders and a predominantly female executive team.

Specialty Beverage Focus

SHE’s primary focus is producing specialty beverages using proprietary formulations that are clearly differentiated from competing options. For example, SHE’s hard lemonade is popular for its sweet taste, higher alcohol content of around 10% ABV, and vibrant colors. SHE also produces craft beers catering to women’s palates and premium water adjusted for alkalinity or incorporating electrolytes and/or cannabidiol (CBD). SHE has also formulated and plans to release a line of supplement beverages that are designed to alleviate certain health issues, including a prenatal water that reduces the need for prenatal vitamins. Other formulated specialty beverages include hard seltzers, designer sodas, nitrogen brewed coffee, select wines, and antioxidant shots.

Additionally, SHE produces specialty beverages that are catered to specific audiences and events. For example, SHE produced a blue hard lemonade for the Los Angeles Dodgers World Series games during September 2017 as a trial run. SHE is exploring producing additional hard lemonade varieties to match team colors at different sports stadiums and for large, special events.

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Proprietary Formulations

SHE’s beverages are crafted with proprietary formulations after extensive research and development (R&D) efforts. SHE views its R&D as a key differentiator from much of the competition and currently safeguards its formulations as trade secrets. SHE believes that its R&D efforts, coupled with its marketing strengths and focus on women, will lead to greater market share and pricing power over time.

Tap Room & Related Subsidiaries

SHE is currently constructing a tap room and brewery near its headquarters location in Lancaster, California. SHE plans to use the tap room to directly distribute its specialty beverages to consumers as well as for marketing purposes and to continue to generate opportunistic revenue from special event rentals.

SHE established a legal cannabis product subsidiary called Pink Leaf after the acquisition of Elite Green Solutions in September 2018. Pink Leaf is currently focused on researching and developing a line of cannabis-infused products that are inspired by SHE’s focus on women’s tastes and preferences. SHE also expects there to be synergies between its specialty drink business and Pink Leaf. Additionally, Pink Leaf is exploring the development of a wellness resort, pending further market research, centered on cannabis-related treatments.

SHE created a subsidiary of premium soap and bath products under the Mink Bath Bombs and Bath Hi brands following its October 2018 acquisition of Mink Bath Bombs (MBB). The products are made with 100% natural ingredients such as cannabis, cocoa butter, citric acid, baking soda, and essential oils. R&D related to cannabis-related products is done in conjunction with SHE’s Pink Leaf subsidiary. SHE has market tested MBB’s products and built up inventory that is ready to distribute.

SHE acquired the Women’s Football League Association (WFLA) in July 2019. The WFLA intends to develop women’s football with its own set of rules and procedures that may become completely different from mainstream football over time. The WFLA also plans to showcase the entertainment value of its football games, including elaborate half-time shows featuring major celebrities. SHE plans to run the WFLA as an independent subsidiary. In addition to the growth potential of the WFLA, SHE also expects to realize marketing and beverage distribution synergies.

The WFLA is taking advantage of this once in a lifetime moment to be the first successful Women’s Football Organization. When you think WFLA, think Women’s NFL, the Elite Women’s Football League that will be recognized as the first ever Women’s Football Organization to execute the Full Tackle Sport like no other organization has delivered, with compensations to match. The WFLA has already generated much anticipation with its season launch in 2021. Additionally, the league has already been highlighted as the first to succeed in this much awaited arena. The State of Nevada and City of Las Vegas proclaimed October 19th as WFLA day. The League continues to grow relationships across the globe to become the first ever league to execute Women’s Tackle Football.

Portfolio of Startups and New Key Products

SHE controls a portfolio of independently-run technology startups. The startups each have their own management teams and were primarily acquired through performance-based equity exchanges.

Brandyay: A high-quality cut and sew production platform with all-over prints, automated size-grading, and a wide variety of customizable products that is currently in development. Brandyay plans to offer the possibility for independent and startup fashion designers to create on-demand clothing lines at reasonable cost and with no minimum purchase requirements. SHE owns 90% of Brandyay while the remaining 10% is owned by the Company’s founders.

SWAPP: A customer relationship management (CRM) app originally designed to help local churches canvas neighborhoods for their outreach efforts. The app’s prospecting tools can also be used by other companies and organizations to advance their sales efforts. SHE owns 90% of SWAPP while the remaining 10% is owned by the company’s founders.

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SHE Meets dating app: SHE Meets is a dating app created by SHE from a woman’s perspective offering strong privacy controls and a concierge service to encourage romantic connections. SHE believes that the app’s creative concierge and transportation-related features will clearly differentiate the app from competing online dating platforms. SHE owns 100% of SHE Meets.

Use of Event Sales and Outsourcing

In order to conserve capital and minimize the need for additional equity issuances, SHE Beverage rented out its premium event space, which is currently being converted to a tap room and brewery, to generate additional income. SHE also sold its proprietary products during such events. SHE also outsourced many of its labor needs, including senior management roles, to minimize its fixed headcount and related expense. It has since converted most outsourced roles to full-time positions.

Primary Use of Capital Going Forward

SHE plans to use funds raised in the near-term to primarily fund its specialty beverage marketing expenses, production, and greater distribution through its partners’ larger networks. SHE currently distributes its products through large retailers such as Walmart, Target, BevMo, and Total Wine & More in the areas surrounding its Lancaster, California headquarters as well as nationally through Amazon.com. SHE also has the option of providing specialty beverages, particularly hard lemonade, to large sports venues once it is able to produce enough inventory. Additionally, SHE entered into a distribution agreement with MHW Limited on July 25, 2018 to provide global distribution of its specialty beverage products pending inventory availability.

SHE will also use funds raised to provide capital to its subsidiaries and portfolio businesses based on performance and market demand as well as to fund potential acquisitions and for general corporate purposes.

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http://shebeverages.com

On September 9, 2018, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Elite Green, a sole proprietorship, to which all of the right, title, and interest in and to 100% of the ownership interests in Elite Green Solutions was exchanged for $40,000 and 400,000 shares of common stock of SHE Beverage Company, Inc. at $2.50 per share for total purchase price of $1,040,000.

On October 1, 2018, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Mink Bath Bombs, a sole proprietorship, to which all of the right, title, and interest in and to 100% of the ownership interests in Mink Bath Bombs was exchanged for 200,000 shares of common stock of SHE Beverage Company, Inc. at $2.50 per share for total purchase price of $500,000.

On February 1, 2019, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Le Chic Home, A California dba, to which all of the right, title, and interest in and to 100% of the membership interests was exchanged for 110,000 shares of common stock of SHE Beverage Company, Inc. valued at $2.50 per share for total purchase price of $275,000.

On May 15, 2019, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Brandyay, LLC to which all of the right, title, and interest in and to 90% of the issued and outstanding membership interests in Brandyay, LLC was exchanged for 2,160,000 shares of common stock of SHE Beverage Company, Inc. valued at $2.50 per share for total purchase price of $5,400,000.

On July 30, 2019, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Shelby Dirden & Rose Investment Group, Inc. (a related party) to acquire 100% of the issued and outstanding shares of the Woman’s Football League Association owned by Shelby Dirden & Rose Investment Group, Inc. in a transfer of net assets at historical cost between entities under common control transaction.

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On September 11, 2019, SHE Beverage Company, Inc. entered into an Acquisition and Stock Exchange Agreement with Buildingit, LLC to acquire 90% of the issued and outstanding membership interests in Buildingit, LLC was exchanged for 1,900,000 shares of common stock of SHE Beverage Company, Inc. at $2.50 per share for total purchase price of $4,750,000.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,007,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company, the Company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Employees

As of November 1, 2019, we have a small number of employees, but have four (4) officers and directors who are non-employee Directors. We have no agreements with any of our management/subcontractors for any services. We consider our relations with our subcontractors to be good.

Description of Property

We currently lease office space at 42601 8th Street West Suite 108, Lancaster, CA 93534 as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our business efforts increase. We have 3 other leased office spaces: 44950 Valley Central Way #106, Lancaster, Ca 93536 which is used as corporate office and sales staff space,44950 Valley Central Way #101, Lancaster, CA 93536 Brewery and taproom and our Warehouse location: 104 East Ave K-4 Unit C, Lancaster, CA 93535. We also own five vacant lots located in Mojave, Nevada and Reno, Nevada. In 2019, we acquired real estate at 1243 West Ave H-4, Lancaster, CA 93534, 2833 West Ave K-12 #133, Lancaster, CA 93536, 44460 15th Street East No #1, Lancaster, CA 93535.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2018 and 2017 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward-looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 7.

Plan of Operation

SHE Beverage Company is a specialty beverage producer with a portfolio of subsidiary businesses that all share a focus on women’s tastes and preferences. SHE was incorporated in the state of California in January 6, 2015. SHE’s primary focus is producing specialty beverages using proprietary formulations that are clearly differentiated from competing options.

SHE produces hard lemonades and craft beers catering to women’s palates as well as premium water adjusted for alkalinity or incorporating electrolytes and/or cannabidiol (CBD). SHE has also formulated and plans to release a line of supplement beverages that are designed to alleviate certain health issues, including a prenatal water that reduces the need to for prenatal vitamins. Other formulated specialty beverages include hard seltzers, designer sodas, nitrogen brewed coffee, select wines, and antioxidant shots.

Additionally, SHE produces specialty beverages that are catered to specific audiences and events.

SHE is currently constructing a tap room and brewery near its headquarters location in Lancaster, California. SHE plans to use the tap room to directly distribute its specialty beverages to consumers as well as for marketing purposes and to continue to generate opportunistic revenue from special event rentals.

In addition to its specialty beverage division, SHE has a legal cannabis product subsidiary called Pink Leaf, a subsidiary of premium soap and bath products under the Mink Bath Bombs and Bath Hi brands and owns the Women’s Football League Association (WFLA).

SHE controls and intends to further develop a portfolio of independently-run technology startups. The startups will each have their own management teams. These startups include a high-quality cut and sew production platform, a customer relationship management (CRM) app, a dating app created from a woman’s perspective offering strong privacy controls and a concierge service to encourage romantic connections.

SHE plans to grow its specialty beverage business through increased marketing, production, and distribution through its partners’ larger networks. SHE is also currently constructing a tap room and brewery near its headquarters location in Lancaster, California. SHE plans to use the tap room to directly distribute its specialty beverages to consumers as well as for marketing purposes and to continue to generate opportunistic revenue from special event rentals.

SHE plans to provide capital to its other subsidiaries and portfolio businesses based on performance and market demand.

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Liquidity and Capital Resources

As of December 31, 2018, we had current assets of $513,597, consisting of $334,218 in cash, $25,000 in accounts receivable from a related party, $122,354 in inventory, and $32,025 in prepaid expenses. Current liabilities at December 31, 2018, totaled $45,010. As of December 31, 2017, we had current assets of $43,747, consisting of $246 in cash $372 in accounts receivable, $41,478 in inventory and $1,651 in prepaid expenses. Current liabilities at December 31, 2017, totaled $59,359.

As of June 30, 2019, we had current assets of $621,109, consisting of $77,260 in cash, $2,479 in accounts receivable, $269,880 in accounts receivable from a related party, $166,160 in inventory, and $105,330 in prepaid expenses. Current liabilities at June 30, 2019, totaled $117,246.

Funding requirements

Our material commitments for the next twelve months include payment on operating and financing leases totaling $82,405 and $16,405, respectively (including principal and interest repayments), and repayments on any credit line advances (there was no balance on the line of credit as of June 30, 2019 or December 31, 2018). However, with our anticipated growth we will require additional capital to meet our liquidity needs. Currently, the Company has determined that its anticipated monthly cash flow needs should not exceed $75,000 per month for 2020.

We anticipate that we will receive sufficient proceeds from investors through this offering, to continue the growth of our operations. However, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. The Company could continue operations on a scaled down basis with the cash on hand for approximately 6 months and with the minimum offering for a scaled down basis for 12 months. The Company has had significant revenues to date and it is anticipated that the Company will continue to grow and increase revenues from operations in the coming year; however, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming twelve months. The Company has no agreements or understandings for any of the above-listed financing options.

The Use of Proceeds section includes a detailed description of the use of proceeds over the differing offering scenarios of 100%, 75%, 50% and 25%. As the Company’s expenses are relatively stable, unless additional products are rolled out, the Company believes it can fund its present operations with projected revenues together with offering proceeds under any of the offering scenarios. The Company will consider raising additional funds during 2020 through sales of equity, debt and convertible securities, if it is deemed necessary.

SHE Beverage Company, Inc. has no intention in investing in short-term or long-term discretionary financial programs of any kind.

Results of Operations

During the year ended December 31, 2018, our revenue was $1,729,199, with cost of sales of $812,021, operating expenses of $10,342,593, and other expenses of $13,690. As a result, we have reported a net loss of $9,439,105 for the year ended December 31, 2018. For the year ended December 31, 2017, our revenue was $1,722,360, with cost of sales of $776,214, operating expenses of $1,565,779, and other expenses of $6,126. As a result, we have reported a net loss of $625,759 for the year ended December 31, 2017. The vast increase in the operations of the Company is the reason for the increase in expenses.

During the six months ended June 30, 2019, our revenue was $742,416, with cost of sales of $433,236, operating expenses of $5,231,252, and other expenses of $2,495. As a result, we have reported a net loss of $4,924,567 for the six months ended June 30, 2019. For the six months ended June 30, 2018, our revenue was $857,307, with cost of sales of $394,824, operating expenses of $2,816,582, and other expenses of $3,091. As a result, we have reported a net loss of $2,357,190 for the six months ended June 30, 2018. The vast increase in the operations of the Company is the reason for the increase in expenses.

During the three months ended June 30, 2019, our revenue was $386,647, with cost of sales of $180,993, operating expenses of $2,509,435, and other expenses of $1,248. As a result, we have reported a net loss of $2,305,029 for the three months ended June 30, 2019. For the three months ended June 30, 2018, our revenue was $421,861, with cost of sales of $182,779, operating expenses of $1,749,388, and other expenses of $1,510. As a result, we have reported a net loss of $1,511,816 for the three months ended June 30, 2018. The vast increase in the operations of the Company is the reason for the increase in expenses.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our financial statements, which we discuss under the heading “Results of Operations” following this section of our MD&A. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain.

While our significant accounting policies are described in more detail in Note 2 to our consolidated financial statements appearing elsewhere in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our consolidated financial statements.

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Revenue Recognition

The Company’s revenues accounted for under ASC 606 generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price.

The Company recognizes revenue for the amount of consideration expected to be collected from the customers, which includes gross shipping fees where applicable, and is net of sales taxes collected and remitted to government agencies and returns. The Company reserves for estimated returns based on historical trends in merchandise returns and reduces sales and merchandise costs accordingly. Please see the detailed policy in Note 2.

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OUR MANAGEMENT

Executive Officers

Name	Age	Position

Lupe Rose	50	President & Director

Sonja Shelby	57	Treasurer & Director

Katherine Dirden	44	Secretary & Director

Sheila Shelby-Crouch	51	Chairperson of Finance

George Mathew	44	Chief Financial Officer

Directors, Executive Officers, Promoters and Control Persons

Lupe Rose: President, CEO & Chairperson of the Board

CEO Lupe Rose has a long track record of working with major and independent artists such as Nick Cannon, Angie Stone, Jon B, Cece Peniston, Duane DaRock, Michael Beckwith, Jenni Rivera, JaRule, Destiny's Child and many more. Lupe Rose has also worked with major labels such as Sony, EMI, Interscope Records, Warner Chapel, Geffen Records, Universal Music Group, Arista Records, Bungalo Records and several others.

Rose has built several successful businesses and was devoting her time and resources to partnering with many commercial music giants to build a world-class Independent Music Corporation and was named The Independent Conglomerate of 2013 possessing many businesses in Music & Media.

In 2010, Rose’s aggression in the Political arena set her apart as a passionate, aggressive, experienced, geographical campaign expert in the new generation of street campaigning and social media political expertise, if you wanted to win your next campaign it was suggested you set aside time to meet this aggressive fund-raising community activist.

Rose has Co-Founded SHE Beverage Company, Inc., and has built the Company to its current success, creating and marketing its beverage catalogue, supplement line, company subsidiaries and has moved the Company to its current position.

Education: Business Administration with an Emphasis in Marketing at several undergraduate colleges, Other Professional Certificates in the field of Medicine, Journalism, Broadcasting, Education and Company Branding.

Rose has been recognized as a business leader in her field and has been highlighted in several magazine and newspaper articles and has been decorated as a maverick and business educator, empowering Women Entrepreneur’s across the globe.

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Sonja Shelby: VP, Treasurer & Director

Sonja F. Shelby attended Santa Monica and San Antonio Colleges. Her initial career focus was in the medical industry where she spent many years working in senior management at both UCLA & Cedar Sinai medical facilities.

Shelby later ventured into a business partnership with SHE Beverage Company, Inc.’s CEO, Lupe Rose, where they launched a music label in the entertainment industry, signing artist such as 10-time Diamond Recording artist Cece Peniston, Billboard charters LC Collins who has charted music with Donelle Jones, Vanessa Marie, Kontroversy Committee, and many Grammy Nominees.

After many years in the entertainment industry releasing music and touring, Shelby & Rose developed SHE Beverage Company, Inc. In 2009, they came up with the concept to create a beer catered to women by women and ended up shelving the company until 2014 when they fully launched.

Shelby is currently the Vice President of SHE Beverage Company, Inc., where she runs the day-to-day operations and Human Resources, and is the Vice Chair for the Company. Shelby has one son who works for SHE Beverage Company, Inc. as the General Manager.

Katherine Dirden: Secretary, COO & Director

Katherine Dirden was born in Miami Florida and moved to Southern California as a youth. Dirden’s parents were entrepreneurs most of her life where she felt fortunate to have them as an example to follow. Dirden had her first business at the age of 7 in Cuniculture and would sell to local pet stores.

After high school, Dirden focused her career in nursing spending 22 years with Kaiser Permanente. During her career, her specialty and focus became OBGYN and Nephrology where she developed a passion for Obstetrics. Because of Dirden’s love and personal attachment to Obstetrics, she opened a 3D/4D Ultrasound studio in Lancaster CA, with a business partner where the focus is to provide elective 3D/4D ultrasounds, childbirth classes, and other pediatric and maternity educational services to the community.

At the young age of 18, Dirden began her Investment Portfolio and educated herself in the Stock Market and Investment Properties. Fascinated with the current growing trends of Real Estate Flips, in 2005 she decided to go back to school to obtain a Real Estate License and shortly thereafter landed employment as an Agent with Keller Williams. To complement her real estate business, the Dirden’s launched a General Construction Company in 2011 called “Just Go Green,” specializing in the rehabilitation of investment properties, commercial work, and new buildouts for investment groups and city projects.

As Dirden continued to grow her financial portfolio, she and her husband began looking for additional business opportunities. Introduced to SHE Beverage Company, Inc., Dirden met with Lupe Rose CEO and Sonja Shelby Co-Owners of SHE Beverage Company, Inc. Dirden ultimately fell in love with the concept of the company and became SHE Beverage Company, Inc.’s first investor. As she continued to invest in SHE, Dirden established a working relationship with the pair, and later was offered an ownership position. In her role, Dirden assisted with the growth of the Company and with the formulation of product, eventually accepting her current position as Chief Operations Officer and Investor Relations Director. As COO for SHE Beverage Company, Inc., her role demands working with and securing contracts with tier 1 companies for product placement, brand and product onboarding, EFT set up and billing, company compliance, and ensuring the company has effective operational and financial procedures in place. Dirden also manages relationships with partners/vendors, partners with other C-level executives to accomplish short and long-term operational goals, assists with acquisitions of other companies, and diversity certification.

As Investor Relations Director, Dirden works with PCAOB certified auditors to complete the SEC required audit for S-1 prospectus filing, educates investors about SHE Beverage Company, Inc., and responds to investor inquiries in person and over the phone, 1:1 and in group settings. As the need arises, she can also be found tracking shareholder ownership, reviewing investor regulatory filings, and managing investor accounts with the transfer agent. Dirden will also partner on any special projects including capital markets, corporate development and various other corporate events and works with legal counsel and consultants to ensure compliance on regulatory matters, all while participating in seed funding, series A and series B funding. Dirden focuses her daily activities with SHE Beverage Company, Inc. on growing the brand and taking the company public with business partners Rose & Shelby.

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George Mathew: Chief Financial Officer

Mr. Mathew is a former investment banker who has worked on M&A, IPO, and fixed income transactions with a cumulative deal value of over $20 billion while at firms including Salomon Smith Barney and Morgan Stanley. He was also on the management committee of Houston’s largest independent bank, Amegy.

In addition to banking, George coded and developed the top iOS real estate investing app, the iOS app supporting America’s largest online marketplace for homemade food, and a data-driven, automated financial advisor focused on helping middle-class Americans optimize their savings, investments, and debt.

George graduated Phi Beta Kappa from Johns Hopkins University and is a Fulbright Scholar. He was born and raised in Houston, Texas.

Sheila Shelby-Crouch: Chairperson of Finance

Ms. Shelby-Crouch was born and raised in Los Angeles, CA. Sheila was hired by Wells Fargo Bank in December of 1986. Sheila continued to work and attend classes at Mount San Antonio College, CA and in June 1999, Sheila earned an Associate of Science Degree in Finance.

While at Wells Fargo, Sheila received numerous promotions and achievements. Sheila retired from Wells Fargo in July 2019 as a Senior Operations Manager in Armored Transportation. Sheila is now Chairman of Finance with SHE Beverage Company, Inc. Sheila is a highly accomplished professional with over 25 years of management experience and has a solid background in operations, business development, financial budgeting/forecasting, risk mitigation, compliance policies, information technology, staff training/development, vendor management, change management, project management and turnaround situations with large and small business units. Sheila is a results-orientated, decisive leader, with proven success in streamlining operations, reducing costs, and improving productivity. Sheila thrives in a fast-paced, growth-orientated, highly competitive environment where partnerships and collaboration are highly valued. From May 2005 to October 2009, Sheila successfully managed the largest ATM processing site for Wells Fargo with a combined staff of over 200 exempt and non-exempt team members and a financial budget of over $7MM. Sheila is a strong believer in the power of positive thinking and diversity in the workplace. Sheila chaired the EUS Diversity and Inclusion Team from November 2014 to September of 2016. This was a great accomplishment to work with and network with all levels of Wells Fargo leaders and team members. The newsletter “The Outreach Beacon” that was created from the group, is still in circulation today and provides diversity updates to the entire organization.

Brandon Shelby: General Manager

Born to a single mother in West Covina, California, Brandon was taught to rise above adversity from a young age. During his adolescent years, he specifically took interest in entertainment creating dance routines and singing in front of anyone who would listen. As a teenager, he expanded his interests into sports and became quite competitive, igniting within himself the fire to win every time. These qualities remained and shaped Mr. Shelby, paving the way for a successful future.

After moving to Palmdale, California, Brandon took a strong interest in business, even joining the Business Academy as a freshman in high school. Well into his Junior year, he was able to integrate additional business curriculum, and was recognized by the “Who’s Who Among American High Students.” He went on to graduate with great certainty about what he wanted to do.

In 2002, Brandon attended Antelope Valley College, at which time he studied film with a desire to become a producer/editor. However, after completing 3 full years, he no longer carried a desire in this industry and decided to work towards something more fulfilling. He took a break from school and made the choice to return to his first love and once again focused on music. Over time he studied the music industry thoroughly, familiarizing himself with contracts, and labels and artists, eventually getting signed as an artist and releasing his own material.

In 2014, unbeknownst to him, Brandon was asked to join the SHE Beverage Company, Inc. team, given his expertise and knowledge in management and business. He was brought on board to join the sales team, eventually climbing the ranks and becoming the General Manager of the company. As GM, Brandon directed and managed the organization's business activities, developed and implemented effective sales strategies, and was driven to ensure the overall success of SHE Beverage Company, Inc. His love for football and strong interest in advocating for women’s equality made Brandon an ideal team member to challenge the football dynamic, and work alongside the CEO to develop the women’s professional football league. Additionally, Brandon was instrumental in building the structure of the WFLA, named each franchise, developed the rules and regulations, as well as worked with legal teams from California and New York; two of the largest metropolitan cities to introduce the most profitable women’s professional football structure.

Brandon’s efforts have also been focused on athlete and franchise owner recruitment, writing bylaws, developing synergies by partnering with sponsors, venues, and entertainment. Brandon has vetted both owners and athletes to ensure they understand the WFLA Organization's purpose and legacy. His entertainment background brings the total fan experience to the fans as he understands the promotional and advertising aspect for the league. By overseeing daily business operations, and maintaining successful relationships with clients, Brandon now holds the position of WFLA Commissioner.

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Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual compensation of our Chief Executive Officer and our other executive officers during the last two fiscal years.

(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(e) Stock Awards	(f) Option Awards	(g) Non-equity Incentive plan compensation	(h) Nonqualified Deferred Compensation Earnings	(i) All Other Compensation	(j) Total Compensation
Lupe Rose, President & Director	2019	$250,000	0	0	0	0	0	0	$250,000
	2018	$250,000	0	0	0	0	0	0	$250,000
	2017	$250,000	0	0	0	0	0	0	$250,000

Sonja Shelby-VP, Treasurer & Director	2019	$200,000	0	0	0	0	0	0	$200,000
	2018	$200,000	0	0	0	0	0	0	$200,000
	2017	$200,000	0	0	0	0	0	0	$200,000

Katherine Dirden, Secretary & Director	2019	$175,000	0	0	0	0	0	0	$175,000
	2018	$175,000	0	0	0	0	0	0	$175,000
	2017	$175,000	0	0	0	0	0	0	$175,000

George Mathew, CFO *	2019	$144,768	0	0	0	0	0	0	$144,768

Sheila Shelby-Crouch, COF *	2019	$225,000	$250,000	0	0	0	0	0	$475,000

* Hired in 2019.

Audit, Compensation and Nominating Committees. As noted above, we intend to apply for listing our common stock on the NASDAQ, which does require companies to maintain audit, compensation or nominating committees. The company’s shares may never be quoted on the NASDAQ or on an exchange. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of three members who are not considered independent.

27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of January 10, 2020, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than five percent (5%) of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

Beneficial Owner	Address	Number of Common Shares Beneficially Owned (*)	Percent of Class (**)	Number of Preferred Shares Beneficially Owned(*)	Percent of Class(**)

Lupe Rose	42601 8th Street West Suite 108 Lancaster, CA 93534	1,040,000	3.4%	7,500,000	37.5%
Sonja Shelby	42601 8th Street West Suite 108 Lancaster, CA 93534	1,040,000	3.4%	7,500,000	37.5%
Katherine Dirden	42601 8th Street West Suite 108 Lancaster, CA 93534	800,000	2.6%	5,000,000	25.0%

All Directors and Officers as a Group (3 persons)		2,880,000	9.40%	20,000,000	100%

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

(**) Percent of class is calculated on the basis of the number of shares outstanding on January 10, 2020 (30,918,492 common and 20,000,000 Preferred).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of SHE Beverage Company, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its members do not meet the independence requirements.

28

DESCRIPTION OF CAPITAL STOCK

	Authorized and Issued Stock Number of Shares at January 10, 2020
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	400,000,000	30,918,492
Class A Preferred stock, $0.001 par value per share	20,000,000	20,000,000
Class B Preferred stock, $0.001 par value	5,000,000	0

Common stock

The Company is authorized to issue 400,000,000 shares of common stock at $.001.

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Preferred stock

Class A Preferred

Class A Preferred has the same terms and rights as common stock with the exception that it carries 10 to 1 voting and conversion rights to common stock. The Board of Directors of the corporation, using its reasonable discretion, shall determine, either quarterly or annually at its discretion, the mechanism for conversion and shall promptly give notice (the “Notice”) to the then current holders of the Series A Preferred Stock. Each such notice shall be dated by the Board of Directors as of the date it is actually sent to the holders of the Series A Preferred Stock. Each share of Series A Preferred Stock may be converted into ten (10) shares of Common Stock as fully paid and non-assessable Common Stock.

Class B Preferred

Class B Preferred shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

29

Limitations on Stockholder Actions

California RS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. CRS further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to CRS or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide as follows:

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

30

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders and the shares that may be sold by them pursuant to this prospectus. See also Security Ownership of Certain Beneficial Owners and Management. These selling shareholders are Underwriters for this offering.

Contract Date	Registration 1/Investor 1	Registration 2/Investor 2	Registration 3/Investor 3	Registration 4/Investor 4	Total shares to be registered
12/1/2018	Niccole Culver				200
12/3/2018	Simeon Tyree Yarbrough				20,000
12/4/2018	Monique Dawnielle Aubry	Toni Maria Aubry			1,000
12/5/2018	Cornelius L. Norwood				24,000
12/10/2018	Carlos Manuel Jimenez				4,000
12/11/2018	Brenda Newman	Dominique Woosley Patterson			4,000
12/11/2018	Elaine Newton				200
12/11/2018	Julieta Elena Poroj				200
12/11/2018	Matthew Tate Rambur				800
12/11/2018	Quenton Bowden				4,000
12/13/2018	Erica Lynne Allbee				16,000
12/13/2018	Latoya Terry				400
12/13/2018	Shannon O'Toole				4,000
12/13/2018	Shirin Safiah Zavosh-Forrester	David M. Forrester	Tarley Anne Green		2,000
12/14/2018	Justin Smerber				12,000
12/16/2018	Scott Cooper				100,800
12/17/2018	Joel Smerber				12,000
12/17/2018	Lynzi Boyle	Justin Boyle			400
12/18/2018	Arlester Morris				800
12/18/2018	Patricia Tom				16,000
12/18/2018	Raquel Stage				20,000
12/19/2018	Yichiu Lee				6,000
12/19/2018	Anthony Ismael Moreno				800
12/19/2018	Anthony Lionel Jackson				4,000
12/19/2018	Calvin C. Powell	Barbara Powell			2,000

31

12/19/2018	Desiree Raquel Moreno		800
12/19/2018	Dominic Andre Moreno		800
12/19/2018	Julio Caesar Macias		400
12/19/2018	Marcus Daniel Moreno		800
12/19/2018	Ming Hong Chung		400
12/20/2018	Dennis James Milonas		40,000
12/20/2018	Kimberly Inez Carter		400
12/20/2018	Linton Wiley		7,360
12/21/2018	Dennis Raymond		16,000
12/21/2018	Gonzalo G. Martinez		12,000
12/21/2018	Kevin Hall		2,000
12/21/2018	Leah Ava Franklin		2,000
12/21/2018	Marguerite Himmons		80,000
12/21/2018	Mathew James Smerber		56,200
12/21/2018	Quantum Real Estate Investments, LLC		20,000
12/21/2018	Robert Lionel Jackson		4,000
12/22/2018	Bertram Day	Sherrie Day	7,200
12/23/2018	Christopher Crouch		26,000
12/23/2018	Shihte Yang	Chiachien Liu	2,000
12/24/2018	Kay Devore-Garth		800
12/24/2018	Robert L. Rodriguez		4,000
12/26/2018	Alvin Stafford Jr.		20,000
12/26/2018	Carly J Christensen		1,400
12/26/2018	Denise Harrell-McMillon		400
12/26/2018	Julie B. Sloan		2,000
12/26/2018	Micah David Tobon		20,000
12/26/2018	Nicole Alston-Rouzan		400
12/26/2018	Tamika Latoya Odom-Hooker		2,000
12/26/2018	Terald Smith	Angelica Smith	400
12/27/2018	Odom Family Trust		2,000
12/28/2018	Jonathan Don Anderson-Ingebrigtsen	Jon-Andrew Anderson	37,000
12/28/2018	Robert J. Barron		800

32

12/30/2018	Monica Ibanez	Gary Steven Jones	24,800
1/1/2019	Hanbiao Wang		20,000
1/2/2019	Jody Foister		8,000
1/2/2019	Valentino Marciano		2,000
1/3/2019	Audrey Gregis		4,000
1/3/2019	Brandon Shelby		110,000
1/3/2019	David Crouch		5,000
1/3/2019	Deanne Dudley		5,000
1/3/2019	Jodi Lynne Smith Family Trust		3,200
1/3/2019	Kim Echols		2,400
1/7/2019	Mark Eugene Stevens		4,000
1/7/2019	Steven Chaney		6,400
1/11/2019	Jessica Ann Fisher		4,000
1/11/2019	John Charles Getskow Sr.	John Charles Getskow Jr.	4,000
1/11/2019	John Charles Getskow Sr.	Janel Lea Piersma	4,000
1/11/2019	John Charles Getskow Sr.		8,000
1/11/2019	John Charles Getskow Sr.	Jace Robert Getskow	20,000
1/11/2019	John Charles Getskow Sr.	Jamie Marie Getskow-Voeltz	20,000
1/11/2019	John Charles Getskow Sr.	Veronica Getskow	40,000
1/11/2019	Karla Gomez		36,000
1/11/2019	Laura Gerdes		20,000
1/12/2019	Adam Charles Barber		10,000
1/12/2019	Dennis Sugasawara		24,800
1/12/2019	Jenni Duke	Ryan Duke	3,000
1/12/2019	June Ann Verseput	Douglas James Verseput	2,000
1/12/2019	Michael Thomas Perry		2,000
1/12/2019	Shawn Caldwell	Carla Caldwell	16,800
1/13/2019	Sofiaan Fraval		14,000
1/14/2019	Ari Jason Rothberg	Catherine Joan Edinger.	600
1/14/2019	Elizabeth Schiel		800
1/14/2019	Nisha Nitin Shah		2,000
1/15/2019	John Lamar Love		20,400
1/15/2019	Leslie Fox		8,000

33

1/15/2019	Regina Lisa Campbell		2,000
1/15/2019	Steven Robert Borge	Debra Kay Borge	2,000
1/17/2019	Danielle Rambur		2,400
1/17/2019	Gene Rubin		4,000
1/17/2019	John Doane		11,200
1/17/2019	Joyce Veltri-Butera		25,000
1/17/2019	La Verne Warren		800
1/17/2019	Mark Jacob Naeyaert/IRA		24,000
1/19/2019	Brenda W. Campbell		2,000
1/19/2019	Jasmine Lew, M.D.		6,800
1/19/2019	Lindsey Marie Lawrence		400
1/21/2019	Curt Jablin		20,000
1/21/2019	Hector Franco		2,000
1/21/2019	Margaret Bonfield		26,400
1/21/2019	Perry James Crawford		6,000
1/21/2019	Steven Reed Prescott		16,000
1/24/2019	Anita Rhnea Campbell	Elwayne Bernard Campbell	2,400
1/24/2019	Blaine Paul Blackstone	Michelle Anne Blackstone	2,000
1/24/2019	Nino Blackburn		800
1/24/2019	Robin Britt Jefferis		600
1/25/2019	Caleb Findley Clubb		4,000
1/25/2019	Mark Chappell	Kelly Chappell	16,000
1/27/2019	Rita Lorraine Carey		136,000
1/28/2019	Mary Anne Bennett		24,800
1/28/2019	Michael Stecher		20,000
1/28/2019	Paul J Carey Sr.		32,000
1/29/2019	Fernando Alvarez		60,000
1/29/2019	LaTausha Deshaun Cherrise Weber		2,000
1/29/2019	Lo Picolo		4,000
1/30/2019	Jeffrey Richards	Sharleen Richards	2,000
1/30/2019	John Zeigler		26,800

34

1/31/2019	Charity Joy Schroeder	Kyle Caldwell	9,600
1/31/2019	Larry Munchrath		28,000
1/31/2019	Tamara Lee Kirby	Reed C. Kirby	1,200
2/1/2019	Juliette Perez	Martin Perez	110,000
2/4/2019	Harry DaPena		2,000
2/4/2019	Lucy Katz		17,000
2/7/2019	Layercake Group, Inc.		2,000
2/7/2019	Malati Baker		4,000
2/7/2019	Peggy Klaus		6,000
2/11/2019	Tierney Turner		400
2/12/2019	Jeffrey Arnell Simpson		20,000
2/14/2019	Mike Matthews		7,200
2/23/2019	Aurelio Lopez Jr.		2,000
2/23/2019	Jason Chapman		120,000
2/25/2019	Jami Lynn Napolitani		1,600
2/25/2019	Kenneth Napper		400
2/27/2019	Jonna Leanne Clouse		14,000
2/27/2019	Rena M. DelHomme		24,000
2/28/2019	Ruth Broyde Sharone		2,000
3/4/2019	Kevin J. Woods	Tierney A. Smith	2,000
3/4/2019	Kristine Kuhlman		16,000
3/5/2019	Michael V. Henderson		124,000
3/5/2019	Shawn James Driscoll		50,000
3/5/2019	Susan Jones		8,000
3/6/2019	Michael Goffinet	Sandra M. Goffinet	52,800
3/6/2019	Pete Johnson		79,800
3/7/2019	Hendrick Torossian		20,000
3/7/2019	Rosie M. Evans		4,800
3/8/2019	Daniel Damian		28,000
3/8/2019	Demaurius E. Strong		400
3/11/2019	La Tanya Roquemore		10,000
3/11/2019	Mario Gonsalves		32,000
3/11/2019	Susan Edwards		4,000
3/12/2019	Alston Tetsuo Hayashida	Hanh Nguyen Hayashida	400,000

35

3/12/2019	Roberta Diane Lawson		2,000
3/13/2019	James David Maxwell II		2,000
3/13/2019	Lisa Marie Cornea	Richard Ryan Cornea	4,000
3/14/2019	Kevin Louis Pichon		10,000
3/17/2019	David Wright		4,000
3/18/2019	Carol Ballentine Black		3,000
3/18/2019	Lisa Thomas Black Ulmer		3,000
3/18/2019	Maurice Mercer		2,000
3/19/2019	Charles M. Black	David S. Black	4,000
3/19/2019	Javier Lopez		20,000
3/19/2019	Matthew Hissong	Brooke Hissong	4,000
3/19/2019	Thomas Wells Black		26,500
3/20/2019	Brookie Rocha		400
3/20/2019	Claudia Barnes		400
3/22/2019	Harleigh-Anne Myricks		4,000
3/22/2019	Lawrence R. Brown		2,000
3/22/2019	Linda Garcia		2,000
3/22/2019	Mia McDaniel		20,000
3/22/2019	Michelle Berry		4,000
3/22/2019	Robert T. Wright	Shelli D. Wright	6,000
3/22/2019	Teresa Ann Stecher		20,000
3/22/2019	Terry Brown	Monique Brown	2,000
3/22/2019	Thera Huish		4,000
3/23/2019	Dwayne Landre Brown	Yvette Michelle Brown	4,000
3/23/2019	Wendell Lister		16,000
3/24/2019	Jackie Kilby		8,000
3/25/2019	Anais Franco		2,000
3/25/2019	Darryl Eugene Murphy		1,600
3/25/2019	Edward McDaniel		2,000
3/25/2019	Hector Garcia		2,000
3/25/2019	James Yelton		204,400
3/25/2019	Karen June McCain		4,000
3/25/2019	Richard Mark Pratte		2,000
3/25/2019	Tamikah Marie Clark		400
3/25/2019	Tiffany Murphy		400

36

3/26/2019	Kevin Andre Goran	Rochelle Goran	16,000
3/26/2019	Michael T Lascala		4,000
3/26/2019	Nick LaScala		4,000
3/26/2019	Sheila Gibbs		4,000
3/27/2019	Claire Traynham		2,000
3/27/2019	Connie Louise Tyler	Clande Dee Tyler	16,000
3/27/2019	Daniel Dale Smith	Nancy Hardy Smith	1,600
3/27/2019	Harvey Duane Hill		20,000
3/27/2019	Paramijt Singh		5,000
3/27/2019	Patricia Anne Labudzik		800
3/27/2019	Rodney Williams		6,000
3/27/2019	Sonsorey Yevett Corbin		4,800
3/27/2019	Tarek Graves		2,200
3/27/2019	Timothy Davis		6,000
3/27/2019	Vanessa Robinson Barden		4,000
3/28/2019	Angella Raisian		10,000
3/29/2019	Anthony Darryl Gilliam	Eunitha Nelson Gioffre	6,000
3/29/2019	Brendan Nnamdi Oluoha		2,400
3/29/2019	Camille Dicarlo	Robert Dicarlo	20,000
3/29/2019	Corrine Gibb	William Gibb	8,000
3/29/2019	Dan E Underwood		2,800
3/29/2019	Daryl C. Mays	Chrystal Mays	400
3/29/2019	Jean-Luc Laflin		2,000
3/29/2019	Jettie B Robinson		16,000
3/29/2019	Marla Satterfield		2,200
3/29/2019	OLT Aquisitions, LLC		4,000
3/29/2019	Raymond J. Swearingen	Clinton Carver Jr	2,000
3/29/2019	Roberta Lunnis		2,000
3/29/2019	Romee Stephens		40,000
3/29/2019	Thomas Hedberg		2,000
3/29/2019	Tim McGovern		2,000
3/30/2019	Barbara A. Anderson		600
3/30/2019	Geraldine		400
3/30/2019	Glynnis Mason		400

37

3/30/2019	Jacqueline E. Kelly		400
3/30/2019	Jorge Amador		400
3/30/2019	Lauren Fox		2,000
3/30/2019	Philip Joseph Stewart		8,000
3/31/2019	Robert Kenneth Fisher		2,000
3/31/2019	Sherrief Battle		10,000
3/31/2019	Brenda Green	William Green	16,000
3/31/2019	Chih Yu Yang		2,000
3/31/2019	Cierra Denise McNeely		5,000
3/31/2019	Danny Tran Ly		2,000
3/31/2019	Darrin beckett		2,800
3/31/2019	Derek T. Garrett		400
3/31/2019	Donte Hemmans		2,400
3/31/2019	Elizabeth Beatrice Estrada		2,000
3/31/2019	Francisco J. Alvarez JR.		24,000
3/31/2019	Jamie Gomez	Danielle Kehaulani	1,600
3/31/2019	Kevin Emaile	Gisele Michelea Garrett	2,000
3/31/2019	Kimberly LaShawn Pugh-Smith		400
3/31/2019	Krishna Zafar In care of Bansi Vora		120,000
3/31/2019	Mason Smith		200
3/31/2019	Miguel Ceja Martinez		2,000
3/31/2019	Mikkel Roy Johnson		2,000
3/31/2019	Milcah White		200
3/31/2019	Misty Skarb		2,400
3/31/2019	Okera D Robinson		40,000
3/31/2019	Pick Well LLC		56,000
3/31/2019	Randy Kutcher-Ortega	Susan Kutcher-Ortega	800
3/31/2019	Roger Goodman		30,000
3/31/2019	Steven Bertone		2,400
3/31/2019	Susan Kutcher-Ortega	Cortez Ortega	200
3/31/2019	Terrence Dixon		800
3/31/2019	Worrell Selvin		6,400

38

4/8/2019	Nikio Caffery			400
4/22/2019	Rodney Edwards	Cassandra Kendrick		800
4/26/2019	Carl Millberg			2,000
4/30/2019	Joseph Ellis			4,000
5/1/2019	Barbara Flores-Sanders	Lorenzo Flores		200
5/1/2019	Manny Vizcarra			800
5/1/2019	Manuel Vizcarra			8,000
5/6/2019	Carolyn Ann Gautier			2,000
5/7/2019	Ryan Robert Shaff			2,800
5/15/2019	Christopher Bryan			200,000
5/15/2019	Jeanne Zimmer			4,000
5/15/2019	Jerrod Washington			200,000
5/16/2019	Jay Arvind Dholakia			8,000
5/16/2019	Marvin McKinnon			4,000
5/17/2019	Leroy Betton Jr	Bobbie M. Betton		2,400
5/17/2019	Michael A. Kelly	Patricia M. Kelly		12,000
5/17/2019	Shivaputra Kulkarni			14,400
5/17/2019	Willette Mitchell			800
5/17/2019	Excelsior Management, LLC			216,000
5/18/2019	Hiroko Fukawa			10,200
5/18/2019	James Steven Crawshaw	Gwendolyn Louise Crawshaw		20,000
5/20/2019	Benjamin T. Oh			8,000
5/20/2019	Kenneth T. Oh			8,000
5/20/2019	Kevin T. Oh			8,000
5/20/2019	Mark Forrest Galloway	Kimberly Denise Galloway	Aidan Joelle Galloway	12,000
5/20/2019	Michelle Tibinsky			4,000
5/20/2019	Pamela Hawkins	Richard Bruce Klock		8,000
5/21/2019	Andrew Ayers			16,000
5/21/2019	Avani Vaidya			4,000
5/21/2019	Debra Ingebrigtsen			8,000
5/21/2019	Kaushik Patel			4,000
5/22/2019	Caleb Beyah			8,080
5/22/2019	Pearl Dynasty LLC.			2,400

39

5/23/2019	Gourav Bhateja		2,000
5/23/2019	Jasmin Millberg		4,000
5/24/2019	Maria E Guerra		2,000
5/24/2019	Scottie Williams		800
5/25/2019	Anthony Moore	Melanie Lamar Vaughn	2,000
5/25/2019	La Taunya Green	Gregory LeDuff Jr.	4,000
6/2/2019	Anthony Sumbry	Judith Sumbry	4,000
6/3/2019	Casey Jason Chapman		8,000
6/3/2019	Dennis Todd Kreinbrink		20,000
6/5/2019	John Francis Kalakoa Lum		8,000
6/6/2019	Hope Flores	Marco Flores	8,000
6/6/2019	Robert Noy		12,000
6/7/2019	Jeffrey Stephen Fryer		4,000
6/7/2019	Raymond Jack Whiteley		8,000
6/17/2019	Billy Garrett		2,000
6/17/2019	Inson E. Oh		80,000
6/18/2019	Eugene Talcott		4,000
6/19/2019	George Isaac Bates		7,600
6/21/2019	Leslie Denise Schlender		2,000
6/27/2019	Allison Rae Shaff	Mason Randall Shaff	4,000
6/27/2019	Michael J McGahan		2,000
6/27/2019	Wende Lynne Eddington	Orsino Boyd Eddington	40,000
6/30/2019	Marcus Bonner		20,000
7/1/2019	Jayeshkumar C. Vaidya		800
7/3/2019	Annie Russell		4,000
7/4/2019	Walter Jeff Stiles	Thomas Marshall	5,600
7/6/2019	William Garner		32,000
7/12/2019	Christopher Conan Haggins		4,000
7/16/2019	Dana Crisp		2,000
7/16/2019	Kiva Dale		8,000
7/22/2019	Anthony M. Carter		8,000
7/23/2019	Dana A. Gezik	John G. Gezik	8,000
7/26/2019	Jacqueline V. Venters		4,000
7/26/2019	Kengatta Lakema Callen		40,000
7/31/2019	Carol Williams		800

40

7/31/2019	John Joseph Greci	Karla Renee Greci	1,600
8/2/2019	Brenda Green		3,200
8/2/2019	Cornell Wilkins		800
8/2/2019	Darlene Richard		800
8/2/2019	Debra Linda Tang		2,000
8/2/2019	Dwayne Kevin Conard		8,080
8/2/2019	Edwina Chism		800
8/2/2019	Gilbert Tobon	Betsy Tobon	2,400
8/2/2019	Jeanann Jammo		800
8/2/2019	John Robert Shaff	Lisa Diane Shaff	800
8/2/2019	Rafael Lemus-Rangel		28,000
8/2/2019	Manuel Cahero	Jocelynn Galvan	4,000
8/2/2019	Mary Rios		800
8/2/2019	Romona Louise Berry		1,600
8/5/2019	Christopher Dinriquez		20,000
8/5/2019	Kevin Vanklaveren		800
8/5/2019	Leslie Paul Cline		4,000
8/5/2019	Michael Rizzo		1,600
8/5/2019	Rajesh Vekata Atyam		4,000
8/5/2019	Wynton Foster		40,000
8/6/2019	Ashley Britine Ripperger		1,200
8/6/2019	Josef Malcolm Robinson		800
8/6/2019	Karla Goldman		800
8/6/2019	Robert E. L. Correa		1,000
8/6/2019	Robin Anne Correa		1,000
8/6/2019	Stacy L. Beugen		4,000
8/6/2019	Warren Moore		1,600
8/7/2019	Charlean M. Jones		800
8/9/2019	Patricia Gentry Edington		800
8/12/2019	Benjamin David Howard		1,600
8/12/2019	Lynn Cavé	Jeffrey Cavé	4,000
8/12/2019	Michelle Patricia King	Stacey Deon Jones	800
8/12/2019	Pat Edington		800
8/13/2019	Allison Warren		800
8/13/2019	Danelle L. Rich		4,000

41

8/13/2019	Gary L. Thomas		3,536
8/13/2019	Mark Keane		24,000
8/14/2019	Tambra Hodges		5,600
8/15/2019	April Weeden White		2,400
8/15/2019	Cristian's Big Heart Foundation		800
8/15/2019	Darryl Williams		6,400
8/15/2019	Emanuel Deleon Hopkins		1,000
8/15/2019	Jacqueline Catchings		800
8/15/2019	Jordan Munford		1,000
8/15/2019	Mavis Windom		800
8/15/2019	Terran L Zinsmeister Jr.		3,200
8/16/2019	Glenda Rowe		800
8/20/2019	Abel A. Avila		2,880
8/20/2019	Kim Robert Layaban Mercado		4,800
8/20/2019	Mark Anthony Miller	Shameka Denee Miller	4,000
8/20/2019	Robert J. Shannon		2,000
8/20/2019	Zilka Guerra		2,400
8/21/2019	Brett Epstein		880
8/21/2019	J.Christopher Roche		10,400
8/21/2019	Victoria Daley		8,000
8/22/2019	Duana Garrett		4,000
8/25/2019	Aaron Cadena		8,000
8/25/2019	K & L Toney Corporation		1,600
8/25/2019	Ra’Miia Morris		800
8/26/2019	Angela Moore	Annton Berry Jr.	1,000
8/26/2019	Willie Carl Jenkins Jr.	Cherie Lavone Payne	800
8/26/2019	Jamea Hill		800
8/26/2019	Rhonda Ridgeway		800
8/26/2019	Tracy Aguirre		1,600
8/27/2019	Debra Brown		4,000
8/27/2019	Herbert Hale		1,200
8/28/2019	Adam Troy Idlebird		800
8/28/2019	Anjury Heidi Perkins-Gallardo		800
8/28/2019	Donna Marshall		4,000
8/28/2019	Frank R. Crosby III		800

42

8/28/2019	Ivy Brittany Thompson	Mycol Akhile	800
8/28/2019	Jaccob R. Castillo		800
8/28/2019	KeJonnai Lanique Kidd		800
8/28/2019	KeMarshay Lakeya Kidd		800
8/28/2019	Marvin Lee Kidd	Sherice L. Kidd	6,400
8/28/2019	Mayra Alejandra Salcido		800
8/28/2019	Michelle Denise Kelly	Charlette Yvonne Kelly	800
8/28/2019	Ryan Parker		800
8/28/2019	Tracie Kyle Hunter		800
8/28/2019	Tymeshia Randolph		800
8/29/2019	Givenchy Diere Martin		800
8/29/2019	Hodari Sababu		800
8/29/2019	Jose Salgado		5,600
8/29/2019	Robert Lee Shurelds Jr.		10,800
8/30/2019	Michole McBroom		40,000
9/3/2019	Jacqueline Celestine		800
9/3/2019	John T. Smith		800
9/3/2019	Justin Gripper		800
9/3/2019	Kevin Epps	Crystal Calhoun-Epps	2,400
9/3/2019	Kimberly Ladawn Avery		800
9/3/2019	La Shawn Camille Shelton		800
9/3/2019	Miguel Angel Rivera		4,000
9/3/2019	Pharoah LeShiek Bacon		800
9/3/2019	Steven D Patterson		800
9/3/2019	Allea Adams		1,600
9/3/2019	Ebony Elizabeth Norville		2,400
9/4/2019	Sky Imperium Development LLC		150,000
9/4/2019	Translight, LLC		150,000
9/5/2019	Kenyah Duncan		800
9/5/2019	Michael Gioffre		8,000
9/5/2019	Shane Delaney	Charlene Mackabee	800
9/6/2019	Alex K’yon Bullock		960

43

9/6/2019	Allea Adams Guardian for Kai Justice Lee			800
9/6/2019	Anthony Eldridge Williams			800
9/6/2019	Daren Arthur Duvernay			800
9/6/2019	Eric Lamont Finley	Laura Elizabeth Williams		960
9/6/2019	Jack Bruce Piatetsky			4,000
9/6/2019	Michael Moppin			800
9/6/2019	Renee Corley Hill			800
9/10/2019	Heather B. Henry			800
9/10/2019	Hitesh Hotlani			4,000
9/10/2019	Tracy L. West			800
9/11/2019	Kushal Shirishkumar Chokshi			2,000
9/11/2019	Punit P. Chokshi			2,000
9/11/2019	Thomas Ryan Wakefield			200,000
9/12/2019	Chesnie Guerra			800
9/12/2019	Daniel C. McDaniel			800
9/12/2019	Daren Ramon James			800
9/12/2019	Henry Guerra			800
9/12/2019	James Pendergrass			2,000
9/12/2019	Jorge Mauricio Guerra Guardian for Jazlyn Isabella Guerra			800
9/12/2019	Jorge Mauricio Jr. Guerra			800
9/12/2019	Jose Mejia			800
9/12/2019	Justine Amber Maldonado			800
9/12/2019	Tracy Monterroso			800
9/14/2019	Rene Morris			1,600
9/16/2019	Kelly Redmond	Michael Redmond		64,000
9/17/2019	Jose Alberto Cortez Sr.			4,000
9/20/2019	Joyce Qi			3,200
9/20/2019	LaTresa Michele Harris			800
9/29/2019	Jorge Mauricio Guerra			16,000
10/2/2019	Esmeralda Hernandez			800
10/2/2019	Jason Lawrence	Carolyn Sue Tull	Clint Ryan Tull	40,000

44

10/2/2019	Stacha McCall			800
10/2/2019	Teira Bausley			800
10/3/2019	Brandon Wilkerson			8,000
10/3/2019	Jacob A Avigdor			15,000
10/4/2019	Vanessa Rodriguez			40,000
10/6/2019	Matthew Tenczar			32,000
10/6/2019	Alisha Morcate			16,000
10/6/2019	Timothy Miller			24,000
10/6/2019	Bertie Plante			4,000
10/6/2019	Michael Fenimore			4,000
10/6/2019	Debbie DiBenedetto			6,400
10/6/2019	Gene Tenczar			12,000
10/6/2019	Crista Jacomini	Mike Jacomini		24,000
10/6/2019	Richard Figueroa			16,000
10/6/2019	Denae DiBenedetto			4,000
10/6/2019	Steven White			20,000
10/6/2019	Larry Jacomini			20,000
10/7/2019	Kendall Korrinne Hamilton			4,000
10/7/2019	Laron Ragland			800
10/7/2019	Myrna Rich-Ray			43,200
10/7/2019	Rebecca Fairfax			800
10/8/2019	Kenneth Stanley Aguirre			4,000
10/8/2019	Michael Dean Elrod			4,000
10/9/2019	Jerry Wayne Clark	Claudia Louise Clark	Judy Marie Clark	2,000
10/9/2019	John White			3,200
10/9/2019	Shelby Nicole Thomas			1,200
10/10/2019	Demy S West	Michael West		800
10/10/2019	Heather J Clark	Aaron P Clark		800
10/10/2019	Karolyn Plummer			800
10/10/2019	Kendall Appelp			24,000
10/10/2019	Nicholas M Howell			800

45

10/10/2019	Nicole Grey		800
10/10/2019	Nikkisha Renee Robbins	Rosalind Jeanette Mitchell	800
10/10/2019	Tony Howell	Pamela J. Howell	8,000
10/10/2019	Craig Studenka		40,000
10/10/2019	Patrick Dennis		800
10/11/2019	Damian Torres		1,600
10/11/2019	Troy Williams		1,600
10/14/2019	Lillie S. Frierson		800
10/14/2019	Royalton Lynch	Tamara Gordo	800
10/17/2019	Kimberly Dawson		800
10/18/2019	Marva Lindsey	Douglas Lindsey	1,600
10/21/2019	Falesha Skiffer-Brown		1,600
10/28/2019	T E Millwood		800
10/28/2019	Emma Lee Thomas-Williams		1,600
10/31/2019	Charles A Friesen	Renee E Davis-Friesen	800
9/3/2019	Steven D Patterson		800
9/9/2019	John Harris		4,000
9/9/2019	Tanya Andrus		960
11/5/2019	Kelly Suzanne Bielat		3,200
8/9/2019	Matthew Gezik		800
11/11/2019	Amrita Divine Grace		800
11/11/2019	Diane Jones		800
11/7/2019	Rene Patino		4,000
11/13/2019	Theodore Metzgar	Susan Metzgar	1,600
11/10/2019	Erick Aubry		8,000
11/8/2019	Sheila Thomas		6,000
11/13/2019	Ebony Jefferson		800
11/13/2019	Marques Jefferson		800
11/13/2019	Jason Jefferson		800
11/13/2019	Edward Jerfferson Jr.		800

46

11/13/2019	Tammy Reyes				800
11/11/2019	Joshua Dollar				1,600
11/15/2019	Linda Darnell Rhodes				800
11/13/2019	Nevin Randal Newell				40,000
11/14/2019	Toni M. Aubry				9,600
11/15/2019	Robert J. Barron	Diane M. Barron			400
8/25/2019	Dawn Willis	Camille Willis			800
11/24/2019	Andrew Trabold	Matthew Albert Trabold	Cynthia Colton	Joseph Trabold	40,000
11/25/2019	Craig Michael Beswick	Monica Beswick			1,200
11/29/2019	Erika De Jesus				1,600
11/18/2019	NuView Trust Co. Custodian FBO Jeff Hayworth IRA				40,000
11/29/2019	Ralph Galvan				1,600
11/29/2019	Kendra Settle				800
11/26/2019	Sharon Deneen Rannels				800
11/26/2019	Tamia Smith				2,000
12/5/2019	Michael Gravance				6,400
9/26/2019	Innovative Creative Entertainment				140,000
1/22/2019	Robert Elliott				1,600
12/10/2019	Lisa M. Lujano				4,000
12/11/2019	Blue Odyssey Management, LLC.				800
12/6/2019	Lori G Bauer				2,000
12/15/2019	Zachary Pearce Yarmolovich				48,000
12/15/2019	Howard E. Galvin				400
12/15/2019	Barbara J. Belcher				8,000
12/18/2019	Jeremiah Staggs				800
12/18/2019	Kennneth M. Kakasuleff				2,000
11/29/2019	Regina Vanessa Moore				1,600

47

12/19/2019	Patrick Daunyel Foreman		4,000
12/20/2019	Levonzell Hill		960
12/20/2019	Lorenzo Ramos		1,600
12/11/2019	Shormesia Millington		2,400
12/22/2019	Karissa Valencia		2,400
12/15/2019	Cash Theodore Oliver	Jonahira Evangelina Cordero	800
12/19/2019	Robert Lee McAdoo Jr.		800
12/21/2019	Eric Joseph Aubry Jr.	Carrie Michelle Aubry	4,000
12/23/2019	Jason Daniel Ogg		800
12/23/2019	Celeste Coleman ll		800
12/23/2019	Shannon Kay Smith		8,000
12/23/2019	Leon Smith		4,000
12/23/2019	Qiana Byrd		4,000
12/23/2019	Celeste Renee Ariche		800
12/23/2019	Dascha Yolanda Edmond Brooks		1,200
12/23/2019	Sherri Lee Slack	Philip Alan Slack	40,000
3/27/2019	Dylan Rucker		13,811
12/23/2019	Justin Smerber		4,000
12/23/2019	Erica Monique Owens		800
12/23/2019	Mary E. Martin		4,000
12/23/2019	Susan L. Carter		4,000
12/23/2019	Megan E. Carter		800
12/23/2019	Malcolm N. Fisher		800
12/23/2019	Kathleen Thomas		800
12/23/2019	Nikki Alyssa Kowalczyk		4,000
12/23/2019	Rhonda K Hudson		800
12/24/2019	Stephanie S Davis		4,000
12/24/2019	Rena DelHomme	Tiffany Murphy	200
12/24/2019	Rena DelHomme	Sonsorey Corbin	400

48

12/24/2019	Rena DelHomme	Jon A’Lida Aubry		200
12/24/2019	Rena DelHomme	Nicolas DelHomme.		200
12/24/2019	Rena DelHomme	Matthew DelHomme		200
12/16/2019	Jim Krzysik	Terrie Krzysik		800
12/23/2019	Vivian Marie Morado			400
12/23/2019	Franz Cabrini Aubry			2,000
12/23/2019	Lorraine Kristen Marie Coleman	Valerie Jean Coleman		800
12/20/2019	Jeanann Jammo			800
12/23/2019	Vanessa Mechelle Morado			400
12/23/2019	Unknown name			400
12/26/2019	Monique Nicole Brown			800
			Total	6,835,967

(1)	The number of shares listed in these columns include all shares beneficially owned by the selling stockholder.

All Selling shareholder purchased their shares pursuant to Regulation D and had all pertinent information about the Company at the time of sale. No general solicitation was utilized, and no commissions paid. All sales were undertaken by the officers and directors of the issuer.

49

PLAN OF DISTRIBUTION

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in any private transaction. The sales will be at the fixed price of $15.00. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $15.00 per share. The Company’s shares may never be quoted on the NASDAQ Capital Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker -dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

50

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock by selling stockholders. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

By Our Company

Offering will be sold by Our Officers and Directors

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

51

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

The Company is offering a minimum of 100,000 and a maximum of 10,000,000 common shares at a fixed price of $15.00 per share. The price of $15.00 per share is fixed for the duration of the offering. This is the initial offering of Common Stock of the Company and no public market exists for the securities being offered. The shares are intended to be sold directly through the efforts of our officers and directors. No commission or other compensation related to the sale of the shares will be paid to our officers and directors. Our officers and directors intend to place the offering through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in the Company as a possible investment. The shares are being offered for a period not to exceed 180 days. If the minimum amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the will be returned to investors promptly without interest or deduction of fees. The offering will terminate when the sale of all 10,000,000 shares is completed, when the board determines it is in the best interest of the Company to close the offering at any time after the minimum is reached or at the end of the 180-day offering period.

The subscription proceeds from the sale of the shares in this offering will be payable to SHE Beverage Company, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest-bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

The officers and directors of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, the Company has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if the Company were to enter into such arrangements, the Company will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to SHE Beverage Company, Inc. and will be deposited in a separate (limited to funds received from this offering on behalf of the Company) non-interest-bearing bank account until the minimum amount of proceeds are raised. No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest-bearing account).

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus. Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to the Company.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is a minimum of 4,000 shares required to be purchased by any individual investor. The Company reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

52

How to Invest:

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1) an executed copy of the Subscription Agreement, available from the Company; and

2) a check payable to the order of SHE Beverage Company, Inc. in the amount of $15.00 for each share you want to purchase.

NASDAQ Markets Considerations

We intend to apply to have our stock traded on the NASDAQ Capital Markets. The Company’s shares may never be quoted or listed on an exchange. The NASDAQ Capital Markets is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the NASDAQ Capital Markets. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the NASDAQ Capital Markets.

53

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

CRS provides that directors and officers of California corporations may, under certain circumstances, be indemnified against expenses (including attorneys‘ fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. CRS also provides that directors and officers may also be indemnified against expenses (including attorney’s fees) incurred by them in connection with a derivative suit if they acted in good faith and in such a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Elaine A. Dowling, Esq. of EAD Law Group, LLC 8275 S. Eastern Ave. Suite 200, Las Vegas, NV 89123. Email: ead@eadlawgroup.com.

EXPERTS

The consolidated financial statements included in this prospectus for the years ended December 31, 2018 and 2017 have been audited by Pinnacle Accountancy Group of Utah (a DBA of Heaton & Co., PLLC), an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in SHE Beverage Company, Inc.

LEGAL PROCEEDINGS

The Company is currently involved in the following legal proceedings:

She Beverage Company, Inc. v. Farmer: SHE filed this lawsuit after learning that the defendants had been selling, SHE Beverage Company common shares outside of the Company’s authority.  At SHE’s request, on August 19, 2019, the Court issued a Temporary Restraining Order (“TRO”) against all the defendants.  On October 8, 2019, the Court extended the TRO by issuing a Preliminary Injunction.

Munoz vs. She Beverage Company, Inc.:  Munoz is requesting a refund of the original investment as a result of a contractual breach of implied good faith and fair dealings. The Company agreed to buy back Munoz’s original investment, which was rejected by Munoz who decided to pursue legal action to try and obtain a judgment that, in our opinion, does not reflect the original investment amount.

Babbidge v. She Beverage Company, Inc.: Babbidge petitioned for writ of mandate requesting inspection of the Company’s financial records.

The Company intends to defend all three proceedings and has the belief the claims are without merit and that the Company will prevail in all matters.

54

ADDITIONAL INFORMATION

Once this registration statement is declared effective, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed this Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of this Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

55

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2018 and 2017

56

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of

She Beverage Company, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of She Beverage Company, Inc. (the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/Pinnacle Accountancy Group of Utah

(a DBA of Heaton & Co., PLLC)

We have served as the Company’s auditors since 2019

Farmington, Utah

January 10, 2020

F-1

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2018 AND 2017

	December 31,	December 31,
	2018	2017
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$334,218	$246
Accounts receivable	-	372
Advances, related party	25,000	-
Inventory	122,354	41,478
Prepaid expenses	32,025	1,651
Total current assets	513,597	43,747

Property, plant, and equipment, net	2,237,503	535,418
Purchased intangible assets and goodwill, net	4,383,658	1,373,788
Deposits	82,103	10,617

TOTAL ASSETS	$7,216,861	$1,963,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$33,272	$18,875
Accrued liabilities	-	15,090
Line of credit	-	14,881
Capital lease, current	11,738	10,513
Total current liabilities	45,010	59,359

Capital lease, less current portion	35,693	47,431

TOTAL LIABILITIES	80,703	106,790

STOCKHOLDERS’ EQUITY:
Series A preferred Stock, $0.001 par value, 20,000,000 shares authorized, 20,000,000 shares issued and outstanding	20,000	20,000
Series B Preferred Stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 400,000,000 shares authorized, 14,442,932 and 3,617,466 shares issued and outstanding at December 31, 2018 and 2017, respectively	14,442	3,617
Additional paid-in capital	21,122,833	6,415,175
Accumulated deficit	(14,021,117)	(4,582,012)
Total stockholders’ equity	7,136,158	1,856,780

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,216,861	$1,963,570

The accompanying notes are an integral part of these consolidated financial statements.

F-2

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	For the year ended December 31, 2018	For the Year ended December 31, 2017

REVENUE:
Event revenue	$1,618,875	$1,569,690
Merchandise revenue	110,324	152,670
Total revenue	1,729,199	1,722,360

COST OF SALES:
Event cost of sales	793,619	767,586
Merchandise cost of sales	18,402	8,628
Total cost of sales	812,021	776,214

GROSS PROFIT	917,178	946,146

OPERATING EXPENSES:
Subcontractor services	5,509,569	1,001,791
Advertising and promotional	1,401,834	41,111
Research and development	932,329	1,200
Legal and professional fees	465,510	35,290
Travel	403,927	92,809
Depreciation and amortization	345,845	152,284
Other expenses	1,283,579	241,294
Total operating expenses	10,342,593	1,565,779

OPERATING LOSS	(9,425,415)	(619,633)

OTHER INCOME (EXPENSE):
Interest expense	(13,690)	(6,126)

LOSS BEFORE PROVISION FOR INCOME TAXES	(9,439,105)	(625,759)

INCOME TAX PROVISION	-	-

NET LOSS	$(9,439,105)	$(625,759)

Net loss per common share-basic and diluted	$(1.31)	$(0.21)

Weighted-average shares outstanding-basic and diluted	7,227,812	3,008,477

The accompanying notes are an integral part of these consolidated financial statements.

F-3

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance at December 31, 2016	-	$-	2,574,200	$2,574	$5,015,426	$(3,956,253)	$1,061,747

Stock issued to founders	20,000,000	20,000	-	-	(20,000)	-	-
Stock issued for cash	-	-	393,266	393	607,899	-	608,292
Stock issued for services	-	-	650,000	650	811,850	-	812,500
Net loss	-	-	-	-	-	(625,759)	(625,759)

Balance at December 31, 2017	20,000,000	20,000	3,617,466	3,617	6,415,175	(4,582,012)	1,856,780

Stock issued in business acquisition	-	-	600,000	600	1,499,400	-	1,500,000
Stock issued for property	-	-	120,000	120	299,880	-	300,000
Stock issued for cash	-	-	6,805,466	6,805	8,786,678	-	8,793,483
Stock issued for services	-	-	3,300,000	3,300	4,121,700	-	4,125,000
Net loss	-	-	-	-	-	(9,439,105)	(9,439,105)

Balance at December 31, 2018	20,000,000	$20,000	14,442,932	$14,442	$21,122,833	$(14,021,117)	$7,136,158

The accompanying notes are an integral part of these consolidated financial statements.

F-4

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	December 31,	December 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,439,105)	$(625,759)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	345,845	152,284
Stock-based compensation expense	4,125,000	812,500
(Increase) decrease in assets:
Accounts receivable	372	(372)
Inventory	(80,876)	(41,478)
Prepaid expenses	(30,374)	(1,651)
Deposits	(71,486)	(10,617)
Increase (decrease) in liabilities:
Accounts payable	14,397	(7,754)
Accrued liabilities	(15,090)	15,090
Net cash provided by (used in) operating activities	(5,151,317)	292,243

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(1,487,238)	(481,982)
Cash paid for business acquisition	(40,000)	-
Advances, related party	(25,000)	-
Purchase of intellectual property	(1,730,562)	(428,350)
Net cash used in investing activities	(3,282,800)	(910,332)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of line of credit	-	29,983
Principal payments on line of credit	(14,881)	(15,102)
Principal payments on capital lease	(10,513)	(4,838)
Cash proceeds from issuance of stock	8,793,483	608,292
Net cash provided by financing activities	8,768,089	618,335

INCREASE IN CASH	333,972	246
CASH AT THE BEGINNING OF THE PERIOD	246	-
CASH AT THE END OF THE PERIOD	$334,218	$246

SUPPLEMENTAL CASH FLOW INFORMATION
Schedule of Non-cash Investing and Financing Activities:
Stock issued for property	$300,000	$-
Stock issued for business acquisition	$1,500,000	$-
Equipment acquired with capital lease	$-	$62,782
Preferred stock issued to founders for no consideration	$-	$20,000

Cash paid for
Interest	$13,690	$6,126
Income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

SHE BEVERAGE COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 30, 2018 AND 2017

Note 1 - Organization and Description of Business

SHE Beverage Company, Inc. (“the Company” or “SHE”) was organized on January 6, 2015 in the State of California. Its main corporate offices are located in Lancaster, California. SHE Beverage Company is a specialty beverage producer with a portfolio of subsidiary businesses that all share a focus on women’s tastes and preferences. SHE was founded in 2014 by two women entrepreneurs, Lupe Rose and Sonja Shelby, and soon added a third co-founder, Katherine Dirden. The Company continues to be led by its three co-founders and a predominantly female executive team. To date, the Company has focused its efforts primarily on raising funds and developing its business plan by acquiring businesses and properties, and developing its beverage formulations.

Note 2 – Basis of Presentation and Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include the results of the Company and its wholly-owned subsidiaries: Pink Leaf by SHE, LLC (“Pink Leaf”) and Mink Bath Balms, LLC (“Mink”). Pink Leaf and Mink have no assets or operations, other than capitalized product formulations purchased by the Company in separate transactions prior to the Company acquiring each subsidiary (Note 6) and reported in the Consolidated Balance Sheets, and $269,674 of research and development costs included in the Consolidated Statements of Operations. All subsidiaries were organized or incorporated in the State of Nevada. All intercompany transactions and balances have been eliminated.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities and the reported amounts of revenue and expense. These judgments, estimates and assumptions are used for, but not limited to, revenue recognition, inventory valuation and write-downs, loss contingencies, accounting for asset acquisitions, and the fair value of common stock. The Company bases its estimates on various factors and information, which may include, but are not limited to, history and prior experience, the Company’s forecasts and future plans, current economic conditions and information from third-party professionals that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources. Actual results may differ from those estimates and the differences may be material.

Business Combinations

We include the results of operations of the businesses that we acquire from unrelated entities and individuals as of the acquisition date. We allocate the purchase price of the acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of the identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Acquisitions of entities controlled by our majority shareholders are accounted for as transfers of net assets between entities under common control whereby the assets and liabilities of the acquired companies are reported at historical cost.

F-6

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2018 or December 31, 2017.

Concentration of Credit Risk

From time to time our cash balances, held at major financial institutions, may exceed the federally insured limits of $250,000. At December 31, 2018, the Company had a cash balance with a financially insured institution of $334,218, which exceeded the Federal Deposit Insurance Company (“FDIC”) insured limit by $84,218. Management believes that the financial institution is financially sound, and the risk of loss is low. The Company had a nominal cash balance at December 31, 2017.

The Company periodically holds significant balances of petty cash on site that is not secured. As of December 31, 2018, and 2017, the Company did not have any petty cash.

During the years ended December 31, 2018 and 2017, the Company generated 94% and 91%, respectively, of total revenues from a single entity not related to the Company (see ‘Revenue Recognition’ below).

Accounts Receivable

Accounts receivable consist of amounts due from customers for the sales of products and services. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific customer collection issues. There was no allowance for doubtful accounts as of December 31, 2018 or 2017.

Inventory

Inventory, which consists primarily of the Company’s finished products and packaging, is stated at the lower of cost or net realizable value, determined using the first-in, first-out method as follows:

	December 31, 2018	December 31, 2017
Beverages	$104,799	$40,621
Clothing	-	857
Product packaging	17,555	-
Total	$122,354	$41,478

If the Company identifies excess, obsolete or unsalable items, its inventory is written down to its net realizable value in the period in which the impairment is first identified. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of sales in the Company’s statements of operations. The Company did not identify any excess, obsolete or unsalable items during the years ended December 31, 2018 and 2017.

F-7

Property, Plant and Equipment

Property, plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased assets at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the leased assets or the period of the related lease. Amortization of assets under capital leases is included in depreciation expense. The estimated useful lives of the Company’s property, plant and equipment are as follows:

Buildings	27.5 years
Vehicles	5 years
Machinery and equipment	5 years
Furniture and fixtures	7 years
Computer software	7 years

Repair and maintenance costs are expensed when incurred. Expenditures for remodels, refurbishments and improvements that add to or change the way an asset functions or that extend the useful life are capitalized.

The Company is currently in process of constructing a brewery in one of the rented locations. All construction in progress costs are capitalized until the brewery is complete and the asset is put into service. The building improvements will be depreciated over the remaining life of the building rental agreement.

Intangible Assets and Goodwill

Intangible assets are comprised of website development, software development, acquired research and development costs, acquired trademarks and patents, and intellectual property, net of amortization. In accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”), the costs of internally developing other intangible assets are expensed as incurred.

However, as allowed by ASC 350, costs associated with the acquisition of patents and trademarks from third parties, legal fees and similar costs relating to patents have been capitalized. Acquired trademarks and patents are amortized over their estimated remaining useful lives of ten years.

Research and development costs consist mainly of acquired product formulations. Acquired research and development costs are capitalized and amortized over their remaining estimated useful lives ten years. Research and development expenses incurred internally are expensed as incurred in accordance with ASC 730, Research and Development.

Goodwill is not amortized but tested at least annually for impairment. Impairment charge is recognized if the carrying amount of goodwill exceeds the implied fair value of that goodwill.

Long-Lived Assets, Goodwill and Other Acquired Intangible Assets

The Company evaluates long-lived assets, such as property, plant and equipment and intangible assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets to their estimated fair values based on a discounted cash flow approach or, when available and appropriate, to comparable market values. There were no impairment losses recorded during the years ended December 31, 2018 and 2017.

Intangible assets with definite lives are amortized over their estimated useful lives.

F-8

Fair Value Measurement

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

The Company maintains policies and procedures to value instruments using the best and most relevant data available. The Company does not have any level 2 or 3 fair value assets or liabilities.

Our level 1 financial instruments as of December 31, 2018 and 2017 consist of cash, accounts receivable, inventory, property and equipment, intangible assets and goodwill, and accounts payable. The carrying value of our financial instruments approximates their fair value.

Revenue Recognition

On January 10, 2017, the Company adopted ASC 606, Revenue from Contracts with Customers. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows. Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company recognizes revenue from the sale of products and services in accordance with the following criteria:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations

Step 5: Recognize the revenue when the entity satisfies a performance obligation

The Company’s revenues accounted for under ASC 606 generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price.

The Company recognizes revenue for the amount of consideration expected to be collected from the customers, which includes gross shipping fees where applicable, and is net of sales taxes collected and remitted to government agencies and returns. The Company reserves for estimated returns based on historical trends in merchandise returns and reduces sales and merchandise costs accordingly.

F-9

Event Revenue

During the years ended December 31, 2018 and 2017, the Company facilitated various social events, which included the rental of its premium event space that is currently being converted to a tap room and brewery, to generate income while developing its beverage formulations and pursuing its initial public offering. Event revenue is recognized at the point in time the services are performed, or events are held. Amounts paid in advance, such as advance deposits for future events, are recorded as a deferred revenue liability until the goods or services are provided to the customer. The Company didn’t have any deferred revenue at December 31, 2018 or 2017.

Merchandise Revenue

The Company offers merchandise in the following core merchandise categories: beverages, clothing, and sundries. The majority of revenue from merchandise sales is recognized at the point of sale. Revenue generated through e-commerce or special orders is recognized upon shipment to the customer. For merchandise shipped directly to the customer, shipping and handling costs are expensed as incurred as fulfillment costs and included in merchandise costs in the consolidated statements of income.

During the years ended December 31, 2018 and 2017, the Company earned Event Revenue of $1,618,875 and $1,569,690, respectively, which was with one entity not related to the Company and represented 94% and 91%, respectively, of total revenues. The remaining 6% and 9%, respectively, consisted of Merchandise Revenue of $110,324 and $152,670, respectively. The Company anticipates that as it continues to develop its specialty beverages and related business goals focusing on women’s tastes and preferences, that event sales will decrease and other dominant revenue streams, primarily its specialty beverage sales, will emerge.

Stock-Based Compensation

The Company records stock-based compensation expense for bonus and advisory services relative to the fair value of the awards on the grant date in accordance with ASC 718, Compensation - Stock Compensation (employees), and ASC 505-50, Equity-Based Payments to Non-Employees. The Company recognizes stock issued for advisory services over the requisite period of the service, which is usually the vesting period. The Company issued shares of common stock for services during the years ended December 31, 2018 and 2017 (Note 10) but has not adopted any stock option plans.

Sales Taxes

The obligations to the appropriate tax authorities are included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $1,401,834, and $41,111 for the years ended December 31, 2018 and 2017, respectively.

Income Taxes

The provision for income taxes is determined in accordance with the provisions of ASC 740, Accounting for Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-10

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of evidence, it is more than likely than not that some portion or all of the deferred tax assets will not be recognized.

For the years ended December 31, 2018 and 2017 we did not have any interest and penalties or any significant unrecognized uncertain tax positions.

Income (Loss) Per Common Share

The Company accounts for earnings (loss) per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to convertible debt and equity, stock options and warrants for each year. As of December 31, 2018, and 2017, there were no potentially dilutive debt or equity instruments issued or outstanding, with the exception of the 20,000,000 Preferred A shares currently issued and outstanding which can be voluntarily converted to 200,000,000 shares of common stock.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recently Issued Accounting Standards

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements, other than as described below:

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). This update requires a lessee to recognize on the balance sheet the right-of-use assets and lease liabilities for leases with a lease term of more than twelve months. This update also requires additional disclosures about the amount, timing, and uncertainty of cash flows arising from leases. This ASU is effective for interim and annual periods beginning after December 15, 2018 and requires a modified retrospective approach to adoption for lessees existing at or entered into after the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company does have various leases (Note 9) and is still in the process of determining the impact this ASU will have on its financial statements. As an emerging growth company, the Company is afforded additional time to adopt this standard and anticipates adopting the standard the fiscal year beginning December 31, 2019.

Note 3 – Prepaid Expenses

As of December 31, 2018, and 2017, prepaid expenses consisted of amounts paid in advanced for the Company’s SHE Week to be held in 2020. Expenses include facility fees, hotel accommodations, and other event fees. Total prepayments for the SHE Week event were $32,025 and $1,651 at December 31, 2018 and 2017, respectively.

F-11

Note 4 – Deposits

Deposits consist of the following as of:

	December 31, 2018	December 31, 2017
Brewery equipment deposit	$65,736	$-
Lease security deposits	16,367	10,617
Total deposits	$82,103	$10,617

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following as of:

	December 31, 2018	December 31, 2017
Construction in progress	$1,475,073	$480,615
Machinery and equipment	426,445	64,149
Land	300,000	-
Vehicles	73,042	-
Furniture and fixtures	57,442	-
Total property, plant and equipment	2,332,002	544,764
Less: accumulated depreciation	(94,499)	(9,346)
Net property, plant and equipment	$2,237,503	$535,418

Depreciation expense was $85,153 and $9,346 for the years ended December 31, 2018 and 2017, respectively.

The Company leases equipment totaling $64,149 under a capital lease (see Note 9). The depreciation expense of the equipment under capital lease totaled $12,830 and $7,484 for the years December 31, 2018 and 2017, respectively, and is included in depreciation expense. The resulting accumulated depreciation totaled $20,314 and $7,484 at December 31, 2018 and 2017, respectively.

Note 6 – Intangible Assets and Goodwill

Intangible assets and goodwill, net consist of the following as of:

	December 31, 2018	December 31, 2017
Acquired product formulations	$3,209,267	$1,514,312
Goodwill	1,500,000	-
Website development	145,300	123,350
Acquired patents and trademarks	53,657	-
	4,908,224	1,637,662
Less: accumulated amortization	(524,566)	(263,874)
Total intangible assets and goodwill assets, net	$4,383,658	$1,373,788

F-12

Amortization expense was $260,692 and $142,938 for the years ended December 31, 2018 and 2017, respectively.

Future amortization expense for the Company’s intangible assets are as follows for the years ended December 31:

2019	$326,292
2020	326,292
2021	326,292
2022	326,292
2023	326,292
Thereafter	2,752,198
Total	$4,383,658

Note 7 – Business Acquisitions

On September 9, 2018, the Company acquired 100% of the ownership interests in a company for $40,000 and 400,000 shares of common stock valued at $2.50 a share or $1,000,000. In consideration for the acquisition, the Company allocated $40,000 to the fair market value of intellectual properties acquired, resulting in goodwill of $1,000,000. As of December 31, 2018, no impairment was recorded on the goodwill.

On October 1, 2018, the Company acquired 100% of the ownership interests in a company for 200,000 shares of common stock valued at $2.50 a share or $500,000. In consideration for the acquisition, the Company recorded goodwill of $500,000. As of December 31, 2018, no impairment was recorded on the goodwill.

Note 8 – Line of Credit

In 2017, the Company entered into an accounts receivable line of credit with a financial institution. Payments are due monthly, and the line of credit carries an interest rate of the LIBOR 1-month rate. The line of credit is renewed annually and is set to expire in March 2020. During 2017, the Company advanced $29,983 on the line of credit and made principal payments totaling $15,102. During 2018, the Company did not receive any advances and made principal payments of $14,881. The balance of the note was $0 and $14,881 as of December 31, 2018 and 2017, respectively. Total interest incurred and paid on the note was $5,886 and $3,364 during the years ended December 31, 2018 and 2017, respectively.

Note 9 – Leases

The Company leases the majority of its commercial properties under non-cancelable operating lease agreements that expire from 2019 through 2022. The commercial property leases generally have an initial term ranging from 2-5 years with renewal options on certain leases. Payments on the operating leases range from $1,000 to $7,500 a month.

On June 7, 2017, the Company entered into a capital and financing lease agreement with a financial institution for equipment. The total equipment value leased was $64,149, of which $62,782 was financed. The note calls for monthly payments of $1,367 and the financing agreement matures on June 30, 2022. The balance of the note was $47,431 ($11,738 current portion) and $57,944 ($10,513 current portion) as of December 31, 2018 and 2017, respectively. Total interest incurred and paid on the note was $7,804 and $2,762 during the years ended December 31, 2018 and 2017, respectively.

F-13

Future minimum lease payments for the Company’s capital and operating lease obligations having initial or remaining terms in excess of one year are as follows for the years ended December 31:

	Capital Lease	Operating Leases
2019	$16,405	$183,530
2020	16,405	82,405
2021	16,405	23,596
2022	6,835	-
Total lease commitment	56,050	$289,531
Less: amount representing interest	(8,619)
Less: current portion	(11,738)
Noncurrent capital lease obligation	$35,693

Note 10 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001.  The Company has designated 20,000,000 of the preferred shares as Series A and 5,000,000 shares as Series B.  Each share of Series A preferred stock carries 10 votes and is convertible, at the discretion of the Company’s Board of Directors, to 10 shares of common stock. The Series B preferred shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

In 2017, the Company issued 20,000,000 shares of preferred Series A stock as founders shares to the Company’s founding members of management pursuant to a recapitalization.

As of December 31, 2018 and 2017, the Company had 20,000,000 and 0 shares of Series A preferred stock issued and outstanding, respectively. No shares of Series B preferred stock have been issued.

Common Stock

The Company is authorized to issue 400,000,000 shares of common stock with a par value of $0.001.

During 2018 and 2017, the Company issued 6,805,466 and 393,266, respectively, shares of stock to investors at prices ranging from $1.25 to $5.00 per share for cash totaling $8,793,483 and $608,292, respectively.

In 2018, the Company issued 120,000 shares of common stock for property owned by a non-related individual. The value of the property was $300,000 and equaled the value of the shares exchanged.

In 2018, the Company acquired businesses in exchange for 600,000 shares of stock at $2.50 per share, or $1,500,000. See Note 7.

During the years ended December 31, 2018 and 2017, the Company issued 3,300,000 and 650,000, respectively, shares of common stock for bonus and advisory services, respectively. As a result, the Company recognized an expense for stock issued for services totaling $4,125,000 and $812,500 for the years ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, and 2017, the Company had 14,442,932 and 3,617,466 shares of common stock issued and outstanding, respectively.

Note 11 – Related Party Transactions

In 2017, the Company issued 20,000,000 shares of preferred stock to members of management for no consideration.

F-14

During 2018, the Company had sales to a related entity that is managed by the Company’s CEO totaling $30,267.

During 2018, the Company advanced $25,000 to a company that was owned by management of the Company. Total balance of related party receivables at December 31, 2018 and 2017 was $25,000 and $0, respectively.

The Company uses a building contractor for all its construction and building improvements. One of the Company’s major shareholders also owns one of the construction companies. During the years ended December 31, 2018 and 2017, the Company incurred $114,211 and $368,834, respectively, with this contractor, none of which is still owed at December 31, 2018 or 2017.

Note 12 – Commitments and Contingencies

Legal Proceedings

From time to time, the Company receives claims of and becomes subject to litigation related to the conduct and operation of the Company’s business. The Company does not currently believe that any of its outstanding litigation will have a material adverse effect on its financial statements or business. However, due to the uncertainty of litigation and depending on the amount and the timing, an unfavorable resolution of some or all of these matters could materially affect the Company’s business, results of operations, financial position, or cash flows. The Company is currently a party to the following litigation:

On August 19, 2019 the Company filed a temporary restraining order against Farmer after learning that Farmer had been selling, SHE Beverage Company common shares outside of the Company’s authority.  On October 8, 2019, the Court extended the temporary restraining order by issuing a Preliminary Injunction.

In 2019, the Company received a request from an investor for a refund of their original investment, which he accepted. However, the investor decided to pursue legal action to try and obtain a judgment that, in the Company’s opinion, does not reflect the investor’s original investment amount.  The Company also received a writ of mandate from another investor requesting inspection of the Company’s financial records.

The Company intends to defend all three proceedings and has the belief the claims are without merit and that the Company will prevail in all matters.

Note 13 – Income Taxes

The Company accounts for income taxes under ASC 740-10, which requires use of the liability method. ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2018 and 2017, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2018 and 2017, the Company had approximately $14,021,000 and $4,582,000 of federal net operating losses, respectively. The Company has evaluated Staff Accounting Bulletin No. 118 regarding the impact of the decreased tax rates of the Tax Cuts & Jobs Act enacted in 2017. The schedules below reflect the Federal tax provision, deferred tax asset and valuation allowance using the new rates adjusted in the period of enactment.

The components of the Company’s deferred tax asset are as follows:

	12/31/18	12/31/17
Deferred tax assets:
Net operating loss carry forwards	$14,021,000	$4,582,000

Net deferred tax assets before
Valuation allowance	$2,944,400	$962,200
Less: valuation allowance	(2,944,400)	(962,200)
Net deferred tax assets	$-	$-

F-15

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. Federal income tax rate of 21% to pre-tax loss is as follows:

	12/31/18	12/31/17

Federal tax benefit	$1,982,200	$131,400
Change in valuation allowance	(1,982,200)	422,500
Effect on rate change from 35% to 21% on deferred tax assets	-	(553,900)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets, which changed by ($1,982,200) and $422,500 during the years ended December 31, 2018 and 2017, respectively. The effect of the change in federal tax rates on deferred tax assets (and valuation allowance) due to the Tax Cuts & JOBS Act was ($553,900) during the year ended December 31, 2017. The tax years that remain subject to examination by major taxing jurisdictions are those for the years ended December 31, 2014 through the present.

Note 14 – Subsequent Events

The Company evaluated its financial statements for subsequent events for recognition or disclosure in the financial statements through the date the financial statements were issued and noted the following items:

February 1, 2019 - The Company purchased 100% of the membership interests of Le Chic Home from independent parties in exchange for 110,000 shares of common stock valued at $2.50 per share ($275,000 total).

March 22, 2019 - The Company issued 60,000 shares of common stock for real estate valued at $95,000.

May 6, 2019 - The Company issued 200,000 shares of common stock for real estate valued at $250,000.

May 15, 2019 - The Company purchased 90% interest in issued and outstanding membership interests of Brandyay, LLC from independent parties in exchange for 2,160,000 shares of common stock valued at $2.50 per share ($5,400,000 total).

July 24, 2019 - The Company issued 50,000 shares of common stock for real estate valued at $125,000.

July 30, 2019 - of the Company acquired 100% of the issued and outstanding common stock of the Woman’s Football League Association from the Company’s majority shareholders. This was accounted for as a transfer of net assets at historical cost between entities under common control.

August 22, 2019 - The Company issued 120,000 shares of common stock for real estate valued at $300,000.

September 11, 2019: The Company acquired 90% issued and outstanding common stock of Buildingit, LLC from an unrelated party in exchange for 1,900,000 shares of Company common stock valued at $2.50 per share ($4,750,000 total).

On October 14, 2019: The Company entered into a service agreement for the Application build and development of SHEMeets.com, Piccup and Pink Cash for 300,000 shares of Company common stock.

Subsequent to June 30, 2019, the Company has been advanced an additional $24,600 on its line of credit and made principal and interest payments totaling $30,940.

Since June 30, 2019, the Company has issued 6,835,967 shares of common stock for $8,544,959 at $1.25 per share for cash.

F-16

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019 and 2018

(Unaudited)

F-17

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2019 AND DECEMBER 31, 2018

(UNAUDITED)

	June 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$77,260	$334,218
Accounts receivable	2,479	-
Advances, related party	269,880	25,000
Inventory	166,160	122,354
Prepaid expenses	105,330	32,025
Total current assets	621,109	513,597

Right-of-use assets - operating leases	204,000	-
Right-of-use asset - financing lease	50,250	-
Property, plant, and equipment, net	3,102,051	2,237,503
Purchased intangible assets and goodwill, net	10,019,151	4,383,658
Deposits	82,103	82,103

TOTAL ASSETS	$14,078,664	$7,216,861

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,843	$33,272
Lease liability, current - operating leases	102,000	-
Lease liability, current - financing lease	12,403	11,738
Total current liabilities	117,246	45,010

Lease liability, less current portion - operating leases	102,000	-
Lease liability, less current portion - financing lease	29,321	35,693

TOTAL LIABILITIES	248,567	80,703

STOCKHOLDERS' EQUITY:
Series A Preferred Stock, $0.001 par value, 20,000,000 shares authorized, 20,000,000 shares issued and outstanding	20,000	20,000
Series B Preferred Stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 400,000,000 shares authorized, 21,258,712 and 14,442,932 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	21,258	14,442
Additional paid-in capital	32,734,523	21,122,833
Accumulated deficit	(18,945,684)	(14,021,117)
Total stockholders' equity	13,830,097	7,136,158

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,078,664	$7,216,861

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-18

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

	3 Months Ended		6 Months Ended
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018

REVENUE:
Event revenue	$373,525	$393,591	$718,358	$797,792
Merchandise revenue	13,122	28,270	24,058	59,515
Total revenue	386,647	421,861	742,416	857,307

MERCHANDISE COST OF SALES:
Event cost of sales	179,292	180,010	424,709	390,921
Merchandise cost of sales	1,701	2,769	8,527	3,903
Total cost of sales	180,993	182,779	433,236	394,824

GROSS PROFIT	205,654	239,082	309,180	462,483

OPERATING EXPENSES
Subcontractor services	1,908,840	1,196,248	2,824,367	1,834,483
Advertising and promotional	301,276	166,371	760,811	202,540
Research and development	3,193	156	507,681	6,963
Legal and professional fees	86,293	103,480	140,944	156,411
Travel	21,030	23,262	48,531	32,964
Depreciation and amortization	110,191	42,219	283,475	84,437
Other expenses	78,612	217,652	665,443	498,784
Total operating expenses	2,509,435	1,749,388	5,231,252	2,816,582

OPERATING LOSS	(2,303,781)	(1,510,306)	(4,922,072)	(2,354,099)

OTHER INCOME (EXPENSE):
Interest expense	(1,248)	(1,510)	(2,495)	(3,091)
Total other expense	(1,248)	(1,510)	(2,495)	(3,091)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,305,029)	(1,511,816)	(4,924,567)	(2,357,190)

INCOME TAX PROVISION	-	-	-	-

NET LOSS	$(2,305,029)	$(1,511,816)	$(4,924,567)	$(2,357,190)

Net loss per common share
- basic and diluted	$(0.12)	$(0.26)	$(0.28)	$(0.45)

Weighted-average shares outstanding
- basic and diluted	19,587,440	5,909,808	17,652,609	5,255,660

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-19

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

For the six months ended June 30, 2019 and 2018:

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at December 31, 2018	20,000,000	$20,000	14,442,932	$14,442	$21,122,833	$(14,021,117)	$7,136,158

Stock issued in business acquisition	-	-	2,270,000	2,270	5,672,730	-	5,675,000
Stock issued for property	-	-	320,000	320	344,680	-	345,000
Stock issued for services	-	-	1,700,000	1,700	2,123,300	-	2,125,000
Stock issued for cash	-	-	2,525,780	2,526	3,281,323	-	3,283,849
Contributed capital	-	-	-	-	189,657	-	189,657
Net loss	-	-	-	-	-	(4,924,567)	(4,924,567)

Balance at June 30, 2019	20,000,000	$20,000	21,258,712	$21,258	$32,734,523	$(18,945,684)	$13,830,097

Balance at December 31, 2017	20,000,000	$20,000	3,617,466	$3,617	$6,415,175	$(4,582,012)	$1,856,780

Stock issued for cash	-	-	2,908,026	2,908	3,757,350	-	3,760,258
Stock issued for services	-	-	1,900,000	1,900	2,373,100	-	2,375,000
Net loss	-	-	-	-	-	(2,357,190)	(2,357,190)

Balance at June 30, 2018	20,000,000	$20,000	8,425,492	$8,425	$12,545,625	$(6,939,202)	$5,634,848

F-20

For the three months ended June 30, 2019 and 2018:

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance at March 31, 2019	20,000,000	$20,000	18,220,432	$18,220	$26,106,305	$(16,640,655)	$9,503,870

Stock issued in business acquisition	-	-	2,160,000	2,160	5,397,840	-	5,400,000
Stock issued for property	-	-	200,000	200	249,800	-	250,000
Stock issued for services	-	-	200,000	200	248,300	-	248,500
Stock issued for cash	-	-	478,280	478	542,621	-	543,099
Contributed capital	-	-	-	-	189,657	-	189,657
Net loss	-	-	-	-	-	(2,305,029)	(2,305,029)

Balance at June 30, 2019	20,000,000	$20,000	21,258,712	$21,258	$32,734,523	$(18,945,684)	$13,830,097

Balance at March 31, 2018	20,000,000	20,000	5,227,685	5,227	9,329,113	(5,427,386)	3,926,954

Stock issued for services	-	-	1,000,000	1,000	1,249,000	-	1,250,000
Stock issued for cash	-	-	2,197,807	2,198	1,967,512	-	1,969,710
Net loss	-	-	-	-	-	(1,511,816)	(1,511,816)

Balance at June 30, 2018	20,000,000	$20,000	8,425,492	$8,425	$12,545,625	$(6,939,202)	$5,634,848

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-21

SHE BEVERAGE COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2019 AND 2018

(UNAUDITED)

	June 30,	June 30,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,924,567)	$(2,357,190)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	283,475	84,437
Stock-based compensation expense	2,125,000	2,375,000
(Increase) decrease in assets:
Accounts receivable	(2,479)	372
Inventory	(43,806)	(80,876)
Prepaid expenses	(73,305)	(30,374)
Deposits	-	(71,486)
Increase (decrease) in liabilities:
Accounts payable	(30,429)	34,397
Accrued liabilities	-	(15,090)
Net cash used in operating activities	(2,666,111)	(60,810)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(668,562)	(1,487,238)
Advances, related party	(244,880)	(25,000)
Purchase of intellectual property	(145,204)	(1,760,700)
Net cash used in investing activities	(1,058,646)	(3,272,938)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital lease	(5,707)	(5,112)
Contributed capital	189,657	-
Cash proceeds from issuance of stock	3,283,849	3,760,258
Net cash provided by financing activities	3,467,799	3,755,146

INCREASE IN CASH	(256,958)	421,398
CASH AT THE BEGINNING OF THE PERIOD	334,218	246
CASH AT THE END OF THE PERIOD	$77,260	$421,644

SUPPLEMENTAL CASH FLOW INFORMATION

Schedule of Non-cash Investing and Financing Activities:
Stock issued for property	$345,000	$-
Stock issued for business acquisition	$5,675,000	$-
Recording of right-of-use assets under operating lease	$204,000	$-
Recording of right-of-use asset under financing lease	$64,149	$-

Cash paid for
Interest	$2,495	$3,091
Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-22

SHE BEVERAGE COMPANY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019 and 2018

(Unaudited)

Note 1 - Organization and Description of Business

SHE Beverage Company, Inc. (“the Company” or “SHE”) was organized on January 6, 2015 in the State of California. Its main corporate offices are located in Lancaster, California. SHE Beverage Company is a specialty beverage producer with a portfolio of subsidiary businesses that all share a focus on women’s tastes and preferences. SHE was founded in 2014 by two women entrepreneurs, Lupe Rose and Sonja Shelby, and soon added a third co-founder, Katherine Dirden. The Company continues to be led by its three co-founders and a predominantly female executive team. To date, the Company has focused its efforts primarily on raising funds and developing its business plan by acquiring businesses and properties and developing its beverage formulations.

Note 2 - Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) in Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The unaudited interim financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim period presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2018 and notes thereto contained elsewhere in this Form S-1.

The accompanying consolidated financial statements include the results of the Company and its wholly-owned subsidiaries: Pink Leaf by SHE, LLC (“Pink Leaf”), Mink Bath Balms, LLC (“Mink”), and Le Chic Home (“Le Chic”), as well as its 90%-owned subsidiary, Brandyay, LLC (“Brandyay”). Pink Leaf, Mink, and Le Chic have no assets, liabilities, or operations, other than capitalized product formulations purchased by the Company in separate transactions prior to the subsidiaries being acquired by the Company (Note 6) and reported in the Consolidated Balance Sheets and $79,432, and $0 of research and development costs included in the Consolidated Statements of Operations for the six months ended June 30, 2019 and 2018, respectively. Brandyay has no assets, liabilities or operations, other than capitalized intellectual properties (Note 6). As such, there is no non-controlling interest as of and for the six months ended June 30, 2019. All subsidiaries were organized or incorporated in the State of Nevada. All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, disclosure of contingent assets and liabilities and the reported amounts of revenue and expense. These judgments, estimates and assumptions are used for, but not limited to, revenue recognition, inventory valuation and write-downs, loss contingencies, accounting for asset acquisitions and the fair value of common stock. The Company bases its estimates on various factors and information, which may include, but are not limited to, history and prior experience, the Company’s forecasts and future plans, current economic conditions and information from third-party professionals that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities and recorded amounts of expenses that are not readily apparent from other sources. Actual results may differ from those estimates and the differences may be material.

F-23

Business Combinations

We include the results of operations of the businesses that we acquire as of the acquisition date. We allocate the purchase price of the acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the purchase price over the fair values of the identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Acquisitions of entities controlled by our majority shareholders are accounted for as transfers of net assets between entities under common control whereby the assets and liabilities of the acquired companies are reported at historical cost.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents at June 30, 2019 or December 31, 2018.

Concentration of Credit Risk

From time to time our cash balances, held at major financial institutions, may exceed the federally insured limits of $250,000. At June 30, 2019 and December 31, 2018, the Company had cash balances at a financially insured institution of $77,260 and $334,218, respectively, which exceeded the Federal Deposit Insurance Company (“FDIC”) insured limit by $0 and $84,218, respectively. Management believes that the financial institution is financially sound, and the risk of loss is low.

The Company periodically holds significant balances of petty cash on site that is not secured. As of June 30, 2019, and December 31, 2018, the Company did not have any petty cash.

During the six months ended June 30, 2019 and 2018, the Company generated 97% and 93%, respectively, from a single entity not related to the Company (see ‘Revenue Recognition’ below).

Accounts Receivable

Accounts receivable consist of amounts due from customers for the sales of products and services. The Company reviews its accounts receivable and provides allowances of specific amounts if collectability is no longer reasonably assured based on historical experience and specific customer collection issues. There was no allowance for doubtful accounts as of June 30, 2019 or December 31, 2018.

Inventory

Inventory, which consist of the Company’s beverages, clothing, and sundry finished products, is stated at the lower of cost or net realizable value, determined using the first-in, first-out method.

If the Company identifies excess, obsolete or unsalable items, its inventory is written down to its net realizable value in the period in which the impairment is first identified. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of sales in the Company’s statements of operations. The Company did not identify any excess, obsolete or unsalable items during the six months ended June 30, 2019 or 2018.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method based on the estimated useful lives of the assets. Assets held under financing leases are accounted for in accordance with ASC 842, Leases (Note 9). The estimated useful lives of the Company’s property, plant and equipment are as follows:

F-24

Buildings	27.5 years
Vehicles	5 years
Machinery and equipment	5 years
Furniture and fixtures	7 years
Computer software	7 years

Repair and maintenance costs are expensed when incurred. Expenditures for remodels, refurbishments and improvements that add to or change the way an asset functions or that extend the useful life are capitalized.

The Company is currently in process of constructing a brewery in one of the rented locations. All construction in progress costs are capitalized until the brewery is complete and the asset is put into service. The building improvements will be depreciated over the remaining life of the building rental agreement.

Intangible Assets and Goodwill

Intangible assets are comprised of website development, software development, acquired research and development costs, acquired trademarks and patents, and intellectual property, net of amortization. In accordance with ASC 350, Intangibles - Goodwill and Other (“ASC 350”), the costs of internally developing other intangible assets are expensed as incurred.

However, as allowed by ASC 350, costs associated with the acquisition of patents and trademarks from third parties, legal fees and similar costs relating to patents have been capitalized. Acquired trademarks and patents are amortized over their estimated remaining useful lives of ten years.

Research and development costs consist mainly of acquired product formulations. Acquired research and development costs are capitalized and amortized over their remaining estimated useful lives ten years. Research and development expenses incurred internally are expensed as incurred in accordance with ASC 730, Research and Development.

Goodwill is not amortized but tested at least annually for impairment. Impairment charge is recognized if the carrying amount of goodwill exceeds the implied fair value of that goodwill.

Long-Lived Assets, Goodwill and Other Acquired Intangible Assets

The Company evaluates long-lived assets, such as property, plant and equipment and intangible assets, including goodwill, for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If indicators of impairment exist and the undiscounted future cash flows that the assets are expected to generate are less than the carrying value of the assets, the Company reduces the carrying amount of the assets to their estimated fair values based on a discounted cash flow approach or, when available and appropriate, to comparable market values. There were no impairment losses recorded during the six months ended June 30, 2019 or 2018.

Intangible assets with definite lives are amortized over their estimated useful lives.

Fair Value Measurement

ASC 820, Fair Value Measurements and Disclosures (“ASC 820”), provides a comprehensive framework for measuring fair value and expands disclosures which are required about fair value measurements. Specifically, ASC 820 sets forth a definition of fair value and establishes a hierarchy prioritizing the inputs to valuation techniques, giving the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable value inputs. ASC 820 defines the hierarchy as follows:

Level 1 - Quoted prices are available in active markets for identical assets or liabilities as of the reported date. The types of assets and liabilities included in Level 1 are highly liquid and actively traded instruments with quoted prices, such as equities listed on the New York Stock Exchange.

F-25

Level 2 - Pricing inputs are other than quoted prices in active markets but are either directly or indirectly observable as of the reported date. The types of assets and liabilities in Level 2 are typically either comparable to actively traded securities or contracts or priced with models using highly observable inputs.

Level 3 - Significant inputs to pricing that are unobservable as of the reporting date. The types of assets and liabilities included in Level 3 are those with inputs requiring significant management judgment or estimation, such as complex and subjective models and forecasts used to determine the fair value of financial transmission rights.

The Company maintains policies and procedures to value instruments using the best and most relevant data available. The Company does not have any level 2 or 3 fair value assets or liabilities.

Our level 1 financial instruments as of June 30, 2019 and December 31, 2018 consist of cash, accounts receivable, inventory, property and equipment, intangible assets and goodwill, and accounts payable. The carrying values of our financial instruments approximates their fair value.

Revenue Recognition

On January 10, 2017, the Company adopted ASC 606, Revenue from Contracts with Customers. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows. Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company recognizes revenue from the sale of products and services in accordance with the following criteria:

Step 1: Identify the contract(s) with customers

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations

Step 5: Recognize the revenue when the entity satisfies a performance obligation

The Company’s revenues accounted for under ASC 606 generally do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price.

The Company recognizes revenue for the amount of consideration expected to be collected from the customers, which includes gross shipping fees where applicable, and is net of sales taxes collected and remitted to government agencies and returns. The Company reserves for estimated returns based on historical trends in merchandise returns and reduces sales and merchandise costs accordingly.

Event Revenue

During the six months ended June 30, 2019 and 2018, the Company facilitated various social events, which included the rental of its premium event space that is currently being converted to a tap room and brewery, to generate income while developing its beverage formulations and pursuing its initial public offering. Event revenue is recognized at the point in time the services are performed, or events are held. Amounts paid in advance, such as advance deposits, are recorded as a deferred revenue liability until the goods or services are provided to the customer. The Company had no deferred revenue at June 30, 2019 or December 31, 2018.

Merchandise Revenue

The Company offers merchandise in the following core merchandise categories: beverages, clothing, and sundries. The majority of revenue from merchandise sales is recognized at the point of sale. Revenue generated through e-commerce or special orders is recognized upon shipment to the customer. For merchandise shipped directly to the customer, shipping and handling costs are expensed as incurred as fulfillment costs and included in merchandise costs in the consolidated statements of income.

F-26

During the three and six months ended June 30, 2019, the Company earned Event Revenue of $373,525 (2018 - $393,591) and $718,358 (2018 - $797,792), respectively, which was with one entity not related to the Company, and represented 97% (2018 - 93%) and 97% (2018 - 93%), respectively, of total revenues. The remaining revenue for the three and six months ended June 30, 2019 consisted of Merchandise Revenue of $13,122 (2018 - $28,270) and $24,058 (2018 - $59,515), respectively. The Company anticipates that as it continues to develop its specialty beverages and related business goals focusing on women’s tastes and preferences, that event sales will decrease and other dominant revenue streams, primarily its specialty beverage sales, will emerge.

Stock-Based Compensation

The Company records stock-based compensation expense for bonus and advisory services relative to the fair value of the awards on the grant date in accordance with ASC 718, Compensation - Stock Compensation (employees), and ASC 505-50, Equity-Based Payments to Non-Employees. The Company recognizes stock issued for advisory services over the requisite period of the service, which is usually the vesting period. The Company issued shares of common stock for services during the six months ended June 30, 2019 and 2018 (Note 10), but has not adopted any stock option plans.

Sales Taxes

The obligations to the appropriate tax authorities are included in other accrued expenses until the taxes are remitted to the appropriate taxing authorities.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $301,276 and $760,811 for the three and six months ended June 30, 2019, respectively, and $166,371 and $202,540 for the three and six months ended June 30, 2018, respectively.

Income Taxes

The provision for income taxes is determined in accordance with the provisions of ASC 740, Accounting for Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements, uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of evidence, it is more than likely than not that some portion or all of the deferred tax assets will not be recognized.

For the six months ended June 30, 2019 and 2018, we did not have any interest and penalties or any significant unrecognized uncertain tax positions.

F-27

Income (Loss) Per Common Share

The Company accounts for earnings (loss) per share pursuant to ASC 260, Earnings per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to convertible debt, stock options and warrants for each year. As of June 30, 2019 and December 31, 2018, there were no potentially dilutive debt or equity instruments issued or outstanding, with the exception of the 20,000,000 Preferred A shares which can be voluntarily converted to 200,000,000 shares of common stock.

Related Party Transactions

The Company accounts for related party transactions in accordance with ASC 850, Related Party Disclosures. A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Recently Accounting Standards

We have reviewed all the recently adopted and recently-issued, but not yet effective, accounting pronouncements and do not believe any of these pronouncements will have a material impact on our financial statements.

Note 3 – Prepaid Expenses

As of June 30, 2019, and December 31, 2018, prepaid expenses consisted of amounts paid in advanced for the Company’s SHE Week to be held in 2020. Expenses include facility fees, hotel accommodations, and other event fees. Total prepayments for the SHE Week event were $105,330 and $32,025 at June 30, 2019 and December 31, 2018, respectively.

Note 4 – Deposits

Deposits consist of the following as of:

	June 30, 2019	December 31, 2018
Brewery equipment deposit	$65,736	$65,736
Lease security deposits	16,367	16,367
Total deposits	$82,103	$82,103

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following as of:

	June 30, 2019	December 31, 2018
Construction in progress	$1,879,002	$1,475,073
Machinery and equipment	425,004	426,445
Buildings	345,000	-
Land	300,000	300,000
Vehicles	126,535	73,042
Furniture and fixtures	205,874	57,442
Total property, plant and equipment	3,281,415	2,332,002
Less: accumulated depreciation	(179,364)	(94,499)
Net property, plant and equipment	$3,102,051	$2,237,503

F-28

Depreciation expense was $92,349 and $12,968 for the six months ended June 30, 2019 and 2018, respectively.

The Company leases equipment totaling $64,149 under a capital lease (see Note 9). The depreciation expense of the equipment under capital lease totaled $6,415 for the six months ended June 30, 2019 and 2018, and is included in depreciation expense.

Note 6 – Intangible Assets and Goodwill

Intangible assets and goodwill, net consist of the following as of:

	June 30, 2019	December 31, 2018
Product formulations	$3,209,267	$3,209,267
Goodwill	7,175,000	1,500,000
Website development	255,300	145,300
Patents and trademarks	88,861	53,657
	10,728,428	4,908,224
Less: accumulated amortization	(709,277)	(524,566)
Total intangible assets and goodwill assets, net	$10,019,151	$4,383,658

Amortization expense was $184,711 and $71,469 for the six months ended June 30, 2019 and 2018.

Note 7 – Business Acquisitions

On February 1, 2019, the Company acquired 100% of the ownership interests in a company with no assets or liabilities from an unrelated entity for 110,000 shares of the Company’s common stock valued at $2.50 per share, or $275,000. In consideration of the acquisition, the Company allocated the entire purchase price to goodwill. As of June 30, 2019, no impairment was recorded on the goodwill.

On May 15, 2019, the Company acquired 90% of the ownership interests in a company with no assets or liabilities from an unrelated entity for 2,160,000 shares of the Company’s common stock valued at $2.50 per share, or $5,400,000. In consideration of the acquisition, the Company allocated the entire purchase price to goodwill. As of June 30, 2019, no impairment was recorded on the goodwill.

Note 8 – Line of Credit

In 2017, the Company entered into an accounts receivable line of credit (the “LOC”) with a financial institution. Payments are due monthly, and the LOC carries an interest rate of the LIBOR 1-month rate. The LOC is renewed annually and is set to expire in March 2020. No draws or repayments were made on the LOC during the six months ended June 30, 2019 or 2018. The balance of the LOC was $0 as of June 30, 2019 or December 31, 2018.

F-29

Note 9 – Leases

The Company leases the majority of its commercial properties under non-cancelable operating lease agreements that expire from 2019 through 2022. The commercial property leases generally have an initial term ranging from 2-5 years with renewal options on certain leases. Payments on the operating leases range from $1,000 to $7,500 a month.

On June 7, 2017, the Company entered into a financing lease agreement with a financial institution for equipment. The total equipment value leased was $64,149, of which $62,782 was financed. The note calls for monthly payments of $1,367 and the financing agreement matures on June 30, 2022. The balance of the note was $39,229 and $47,431 as of June 30, 2019 and December 31, 2018, respectively. Total interest incurred and paid on the note was $1,248 and $2,495 during the three and six months ended June 30, 2019, respectively, and $1,510 and $3,091 during the three and six months ended June 30, 2018, respectively.

Effective January 10, 2019, the Company adopted ASC 842, Leases. Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. The Company does not recognize ROU assets and lease liabilities for leases with terms at inception of twelve months or less.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Lease Cost
Operating lease expense	$25,500	$51,000

Financing lease cost:
Amortization of right-of-use asset	3,208	6,415
Interest on lease liability	1,248	2,495
Total financing lease cost	4,456	8,910

Total lease cost	$29,956	$59,910

Other Information
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$28,953	$57,906
Operating cash outflows from finance lease	$1,248	$2,495
Financing cash outflows from finance lease	$2,893	$5,707

Operating Leases
Weighted average remaining lease term	2 years
Weighted average discount rate	11%

Financing Lease
Remaining lease term	3 years
Discount rate	11%

F-30

The supplemental balance sheet information related to leases for the period is as follows:

At June 30, 2019
Operating leases
Right-of-use assets	$204,000

Operating lease liabilities - current portion	$102,000
Operating lease liabilities - non-current portion	102,000
Total operating lease liabilities	$204,000

Maturities of the Company’s lease liabilities are as follows:

Year Ending	Operating Leases	Financing Lease
2019 (remaining 6 months)	$129,076	$8,203
2020	82,405	16,405
2021	23,596	16,405
2022	-	6,835
Total lease payments	235,077	47,848
Less: Imputed interest/present value discount	(31,077)	(6,124)
Present value of lease liabilities	204,000	41,724
Less: current portion	(102,000)	(12,403)
Total noncurrent lease liabilities	$102,000	$29,321

Operating lease expense was $35,374 and $70,748 during the three and six months ended June 30, 2018, respectively.

Note 10 – Stockholders’ Equity

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001.  The Company has designated 20,000,000 of the preferred shares as Series A and 5,000,000 shares as Series B.  Each share of Series A preferred stock carries 10 votes and is convertible, at the discretion of the Company’s Board of Directors, to 10 shares of common stock. The Series B preferred shares shall have the preferences, limitations, conversion, voting and any relative rights as determined by the Board of Directors at the time of issuance of each share of Series B Preferred Stock.

In 2017, the Company issued 20,000,000 shares of preferred Series A stock as founders shares to the Company’s founding members of management pursuant to a recapitalization.

As of June 30 2019 and December 31, 2018, the Company had 20,000,000 shares of Series A preferred stock issued and outstanding, respectively. No shares of Series B preferred stock have been issued.

Common Stock

The Company is authorized to issue 400,000,000 shares of common stock with a par value of $0.001.

During the six months ended June 30, 2019 and 2018, the Company issued 2,525,780 and 2,908,026, respectively, shares of stock to investors at prices ranging from $1.25 to $5.00 per share for cash totaling $3,283,849 and $3,760,258, respectively.

During the six months ended June 30, 2019, the Company issued 320,000 shares of common stock at $1.08 per share for property valued at $345,000.

F-31

During the six months ended June 30, 2019, the Company acquired businesses in exchange for 2,270,000 shares of stock at $2.50 per share. The value of the businesses acquired was $5,675,000. See Note 7.

During the six months ended June 30, 2019 and 2018, the Company issued 1,700,000 and 1,900,000, respectively, shares of common stock for advisory services at $1.25 per share. As a result, the Company recognized an expense totaling $2,125,000 and $2,375,000, respectively.

As of June 30, 2019, and December 31, 2018, the Company had 21,258,712 and 14,442,932 shares of common stock issued and outstanding, respectively.

The Company’s founders contributed capital of $189,657 and $0 during the six months ended June 30, 2019 and 2018, respectively.

Note 11 – Related Party Transactions

As of June 30, 2019 and December 31, 2018, the Company was owed $269,880 and $25,000, respectively, in related party receivables from a company owned by the management of the Company.

The Company uses a building contractor for all its construction and building improvements. One of the Company’s major shareholders also owns one of the construction companies. During the six months ended June 30, 2019 and 2018, the Company incurred costs totaling $131,631 and $114,211, respectively, with this contractor, none of which is still owed at June 30, 2019 or December 31, 2018.

Note 12 – Subsequent Events

The Company evaluated subsequent events occurring through the date the financial statements were issued for recognition or disclosure in the financial statements issued and noted the following items:

July 24, 2019: The Company issued 50,000 shares of common stock at $2.50 per share for real estate valued at $125,000.

July 30, 2019: The Company acquired 100% issued and outstanding common stock of the Woman’s Football League Association from the Company’s majority shareholders. This was accounted for as a transfer of net assets at historical cost between entities under common control.

August 22, 2019: The Company issued 120,000 shares of common stock at $2.50 per share for real estate valued at $300,000.

September 11, 2019: The Company acquired 90% of the issued and outstanding common stock of Buildingit, LLC in exchange for 1,900,000 shares of Company common stock at $2.50 per share for total purchase price of $4,750,000.

On October 14, 2019: The Company entered into a service agreement for the Application build and development of SHEMeets.com, Piccup and Pink Cash for 300,000 shares of Company common stock.

The Company issued 2,052,227 shares of common stock for $2,565,283.75 at $1.25 per share for cash subsequent to June 30, 2019 to unrelated parties.

F-32

Dealer Prospectus Delivery Obligation

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

57

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered (also included in the Use of Proceeds table).

SEC Registration	$43,000
Legal Fees and Expenses	50,000
Accounting Fees*	50,000
Miscellaneous*	7,000
Total	$150,000

 * Estimated

The Issuer will pay all fees and expenses associated with this offering with the Selling Shareholders paying none of the expenses.

Item 14. Indemnification of Directors and Officers

Our bylaws contain provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Title 7 of the WRS. Section 7 of the Company’s Articles of Incorporation and Article IX of our bylaws provides for the Company’s ability to indemnify its officers, directors, employees and agents, subject to the limitations provided in WRS, for expenses actually and reasonably incurred. No indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled apart from the provisions of this section.

The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

Item 15. Recent Sales of Unregistered Securities

During the years ended December 31, 2018 and 2017 and subsequently through the date of this filing, we sold a total of 22,986,739 common shares to Two Thousand One Hundred Thirty-Two investors in subscriptions. The issuances of the shares to the investors were exempt from registration under Sections 4(2) and 4(6) of the Securities Act and Regulation D. The shares bear a restrictive transfer legend. This transaction (a) involved no general solicitation, (b) involved less than thirty-five non-accredited purchasers, and (c) relied on a detailed disclosure document to communicate to the investors all material facts about the issuer including an audited balance sheet and reviewed statements of income, changes in stockholders' equity and cash flows. Each purchaser was given the opportunity to ask questions of us. Thus, we believe that the offering was exempt from registration under Regulation D, Rule 506 of the Securities Act of 1933, as amended.

Shares for Cash	11,776,739
Shares for Services	6,700,000
Shares for Acquisitions	4,170,000
Shares for Real Estate	340,000
Total	22,986,739

II-1

Item 16. Exhibits

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of SHE Beverage Company, Inc.
3.2	Bylaws
3.3	Restatement of Articles
3.4	Second Restatement of Articles
5.1	Opinion of Elaine A. Dowling, Esq.
10.1	Exchange Agreement – Mink Bath Bombs
10.2	Exchange Agreement – Buildingit, LLC
10.3	Exchange Agreement – Le Chic Home
10.4(a)	Employment Agreement – Brandon Shelby
10.4(b)	Employment Agreement – Sheila Shelby-Crouch
10.4(c)	Employment Agreement – Katherine Dirden
10.4(d)	Employment Agreement – Lupe Rose
10.4(e)	Employment Agreement – Sonja Shelby
10.7	Subscription Agreement.
23.1	Pinnacle Accountancy Group of Utah
23.2	Consent of Elaine A. Dowling, Esq. *
99.1	Talent Outline Plan – Toptal, LLC

*Included in Exhibit 5.1

Item 17. Undertakings

The undersigned hereby undertakes:

(1)          to file, during any period in which offers, or sales are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any additional or changed material information on the plan of distribution.

(2)          that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)          that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

II-2

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)          Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lancaster, CA on January 13, 2020.

SHE Beverage Company, Inc.

By:	/s/ Lupe Rose
Lupe Rose, President, Director
Principal Executive Officer

By:	/s/ Sonja Shelby
Sonja Shelby, Vice President, Treasurer, Director, Principal Financial Officer

By:	/s/ Katherine Dirden
Katherine Dirden, Secretary, Director

By:	/s/ George Mathew
George Mathew, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated, on January 13, 2020.

SHE Beverage Company, Inc.

By:	/s/ Lupe Rose

Lupe Rose, President, Director
Principal Executive Officer

By:	/s/ Sonja Shelby

Sonja Shelby, Vice President, Treasurer, Director, Principal Financial Officer

By:	/s/ Katherine Dirden

Katherine Dirden, Secretary, Director

By:	/s/ George Mathew

George Mathew, Chief Financial Officer

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